Exhibit 2.6

FOURTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
Dated as of November 30, 2018
DBM GLOBAL INC., a Delaware corporation, formerly known as Schuff International, Inc. ("DBM Global" or “DBM”), and the other Persons listed in Schedule 1.1 (collectively, jointly and severally, the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor in interest to Wells Fargo Credit, LLC, formerly known as Wells Fargo Credit, Inc. (the "Lender"), hereby agree as follows:
RECITALS
The Borrower and the Lender have entered into Third Amended and Restated Credit and Security Agreement dated as of November 6, 2017, as amended from time to time prior to the date hereof (as so amended, the “Third Amended and Restated Credit Agreement”).
The Lender has agreed to make certain loan advances to the Borrower pursuant to the terms and conditions set forth in the Third Amended and Restated Credit Agreement.
The parties wish to amend and restate the Third Amended and Restated Credit Agreement in its entirety.
NOW THEREFORE, in consideration of the premises and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:
"Accounts" means, with respect to any Person, all of the accounts of the Person, as such term is defined in the UCC, including each and every right of the Person to payments that arise from the sale, leasing, licensing, assignment or other disposition of Inventory.
"Advance" means a Revolving Advance.
"Affiliate" or "Affiliates" means, with respect to any Person, any other Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
"Agreement" means this Fourth Amended and Restated Credit and Security Agreement.
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which Borrower or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which Borrower or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
"Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.
“Average Availability” means, with respect to any thirty (30) consecutive day period, the sum of the aggregate amount of Availability for each day in such period (as calculated by Lender as of the end of each respective day) divided by thirty (30).
“Bank Product” means any one or more of the following financial products or accommodations extended to a Borrower or any of their subsidiaries by a Bank Product Provider: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by a Borrower or any of their subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products, including all Cash Management Documents.
“Bank Product Obligations” means (a) all obligations, indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by a Borrower or any of their subsidiaries to Lender or another Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising and (b) all Hedge Obligations.
“Bank Product Provider” means Lender or any of its Affiliates that provide Bank Products to a Borrower or any of their subsidiaries.
"Banking Day" means a day on which the Federal Reserve Bank of New York is open for business.
"Borrowing Base” means at any time the result of (x) the lesser of:
(a)    the Maximum Line; or
(b)    the sum of:
(i)    35% of Eligible DBM Accounts as of such date of determination, plus
(ii)     50% of Eligible Graywolf Accounts as of such date of determination, plus
(iii)    the lesser of (a) $15,000,000.00 or (b) the lesser of (A) the product of 60% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrower’s historical accounting practices) of Eligible Inventory at such time, and (B) 85% multiplied by the Net Orderly Liquidation Value identified in the most recent appraisal of Inventory that is satisfactory to Lender in its Permitted Discretion, multiplied by the value

(calculated at the lower of cost or market on a basis consistent with Borrower’s historical accounting practices) of Eligible Inventory (such determination may be made as to different categories of Eligible Inventory based upon the Net Orderly Liquidation Value applicable to such categories) at such time, plus
(iv)    the lesser of (a) $17,000,000.00 (which amount shall automatically be reduced by $202,380.95 on May 5, 2018, and on the first day of each month thereafter through and until May 31, 2025, at which point it shall be equal to $0.00), or (b) 80% of the Net Orderly Liquidation Value of the Eligible Equipment as identified in the most recent appraisal of Equipment that is satisfactory to Lender in its Permitted Discretion, minus (y) Reserves.
"Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all capitalized lease obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period, provided, however, that the following shall not constitute Capital Expenditures: (a) expenditures to the extent that they are made with net cash proceeds reinvested pursuant to Section 2.05(b)(iv) of the Term Loan Credit Agreement, (b) expenditures to the extent that they are made to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party or a Subsidiary thereof, and (c) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party or any Subsidiary thereof) and for which no Loan Party or any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period).
"Cash" means, when used in connection with any Person, all monetary and non-monetary items (other than currency of any country of the United States of America) owned by that Person that are treated as cash in accordance with GAAP, consistently applied.
"Cash Equivalents" means, when used in connection with any Person, that Person's investments in:
(a)    Government Securities due within one year after the date of the making of the investment;
(b)    readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the investment;
(c)    certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, the Lender or any bank, savings and loan or savings bank doing business in and incorporated under the laws of the United States of America or any State thereof and having on the date of such investment combined capital, surplus and undivided profits of at least $250,000,000.00, in each case due within one year after the date of the making of the investment;

(d)    certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such investment combined capital surplus and undivided profits of at least $500,000,000.00, in each case due within one year after the date of the making of the investment; and
(e)    readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof given on the date of such investment the highest credit rating by Moody's Investors Service, Inc. and Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within two hundred seventy (270) days after the date of the making of the investment.
"Cash Equivalent Value" means, with respect to any Cash Equivalents, the value of the Cash Equivalents, in form and amount as valued by the Lender.
“Cash Management Documents” means the agreements governing each of the Cash Management Services of Lender utilized by a Borrower, which agreements shall currently include the Master Agreement for Treasury Management Services or other applicable treasury management services agreement, the “Acceptance of Services”, the “Service Description” governing each such treasury management service used by a Borrower, and all replacement or successor agreements which govern such Cash Management Services of Lender.
"Change of Control" means (a) a change in ownership or control that results in a conveyance of more than 51% (in the aggregate) of the stock of Borrower from the owners thereof as of November 30, 2018 to new owners or (b) a “Change of Control” (or any comparable term or provision) under or with respect to the Term Loan Indebtedness.
“Closing Date” means November 30, 2018.
"Collateral'' means all of the Accounts, chattel paper, deposit accounts, documents, the Real Estate, Equipment, Fixtures, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, and letters of credit of the Borrower (or any of them), all sums on deposit in any Collateral Account, all Supporting Obligations, and any commercial tort claims, including, without limitation, the commercial tort claims described in Schedule 7 hereto; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower (or any of them) that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing, in each case, whether now owned or hereafter acquired.
"Collateral Account" has the meaning given to it in Section 2.11.

"Commitment" means the Lender's commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article II.
"Consolidated EBITDA" means, with respect to any Person for any period:
(a)    the Consolidated Net Income of such Person for such period, plus
(b)    without duplication, the sum of the following amounts for such period, and, other than as expressly contemplated in the definition of Pro Forma EBITDA in connection with an adjustment pursuant to clause (xiii) or as expressly agreed in writing by the Lender in connection with an adjustment pursuant to clause (xii) below, to the extent deducted in the calculation of Consolidated Net Income for such period:
(i)    any provision for United States federal income taxes or other taxes measured by net income,
(ii)    Consolidated Net Interest Expense,
(iii)    any depreciation and amortization expense,
(iv)    any aggregate net loss on the disposition of property (other than Accounts and Inventory) outside the ordinary course of business,
(v)    all costs and expenses incurred during such period in connection with the establishment and maintenance of, or any amendment or extension of, the Obligations and the Term Loan Indebtedness,
(vi)    reasonable and documented out-of-pocket fees, costs and expenses incurred before, on or after (but not later than 120 days after) the Closing Date in connection with the execution and delivery of this Agreement and the Transaction Documents (as defined in the Term Loan Credit Agreement as of the date hereof (and regardless of whether the Term Loan Credit Agreement is then in effect)) in an amount not to exceed $5,000,000,
(vii)    to the extent paid to any Person that is not an Affiliate of DBM or any of its Subsidiaries, non-recurring transaction costs, expenses or charges incurred during such period in connection with any acquisition permitted under this Agreement or consented to by Lender in an aggregate amount with respect to any single acquisition not to exceed the higher of $750,000 and 3.5% of the purchase price for such acquisition (excluding for avoidance of doubt the Graywolf Acquisition),
(viii)    non-cash losses and expenses due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding the impairment of good will, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics or FASB ASC 820 regarding the measurement of fair value,
(ix)    non-cash expenses in connection with any issuance of Qualified Equity Interests (as such term is defined in the Term Loan Credit Agreement as of the date hereof (and regardless of whether the Term Loan Credit Agreement is then in effect)) permitted hereunder to employees, officers or directors of DBM or any of its Subsidiaries,

(x)    any other unusual or extraordinary non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory) in an aggregate amount not to exceed $2,000,000 during any fiscal year; provided that any impairment of goodwill permitted by this clause (x) shall not be subject to, or taken into account as part of, the $2,000,000 limitation in this clause (x),
(xi)    any non-recurring factually supported executive severance costs for senior level executive employees who are not then employed or engaged by Parent or any of its Affiliates in an aggregate amount not to exceed $1,700,000 during any fiscal year and $3,400,000 during the term of this Agreement, commencing with the 2019 fiscal year,
(xii)    any adjustments agreed to in a writing expressly referring to this clause (xii) by Lender and Borrower,
(xiii)    Pro Forma EBITDA from acquisitions permitted under this Agreement or consented to by Lender,
(xiv)    any non-recurring restructuring expenses or charges incurred on or after (but not later than 18 months after) the Closing Date in connection with the Graywolf Acquisition in an aggregate amount not to exceed $3,000,000 for such 18 month period, and
(xv)    any non-recurring operational realignment expenses or charges, any non-recurring extraordinary operating expenses or charges, any non-recurring consulting and business optimization expenses or charges, and any non-recurring transaction and integration expenses or charges incurred on or before June 30, 2020 in an aggregate amount not to exceed $5,000,000, minus
(c)    without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:
(i)    any credit for United States federal, state and local and income Taxes,
(ii)    any aggregate net gain from the disposition of property (other than accounts and Inventory) outside the ordinary course of business,
(iii)    non-cash gains and income due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding the impairment of good will or FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, and
(iv)    any other non-cash gain, including any reversal of a charge referred to in clause (b)(x) above by reason of a decrease in the value of any equity interests;
in each case, determined on a consolidated basis in accordance with GAAP.
Notwithstanding the foregoing, Consolidated EBITDA for the fiscal periods set forth in Schedule 1.3(a) shall be deemed to be in the amounts set forth therein for such fiscal periods.

"Consolidated Net Income" means, with respect to any Person, for any period, the consolidated Net Income (or Net Loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the Net Income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the Net Income of any Subsidiary of such Person that is, on the last day of such period, subject to any contractual restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the Net Income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries (other than Pro Forma EBITDA).
"Consolidated Net Interest Expense" means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) interest income for such period, in each case, determined on a consolidated basis and in accordance with GAAP.
"Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.
“Covenant Testing Period” means a period (a) commencing on the last day of the fiscal quarter of Borrower most recently ended prior to a Covenant Trigger Event for which Borrower is required to deliver to Lender monthly or annual financial statements pursuant to Section 6.1, and (b) continuing through and including the first day after such Covenant Trigger Event that Availability has equaled or exceeded the greater of (i) 20% of the Maximum Line, and (ii) $16,000,000 for 60 consecutive days.
“Covenant Trigger Event” means if at any time Availability is less than the greater of (a) 20% of the Maximum Line, and (b) $16,000,000.
"Credit Facility" means the credit facility being made available to the Borrower by the Lender under Article II.
"Daily Three Month LIBOR" means for any day, the rate of interest equal to LIBOR then in effect for delivery for a three (3) month period. When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each business day that Lender determines that Daily Three Month LIBOR has changed. If such rate of interest is below zero, then the rate determined pursuant to this definition shall be deemed to be zero.
“DBM Entities” means the Persons listed on Schedule 1.2(a) hereof.
"Debt" of a Person means as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.
"Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.
"Default Period" means any period of time beginning on the day an Event of Default occurs and ending on the date the Lender notifies the Borrower in writing that such Event of Default has been waived.
"Default Rate" means an annual interest rate equal to three percent (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.
"Director" means, with respect to any Person, a director if the Person is a corporation, a manager or a Person with similar authority if the Person is a limited liability company, or a general partner if the Person is a partnership.
“Effective Date Preferred Equity” means the Series A preferred shares of DBM issued on the Closing Date pursuant to the Effective Date Preferred Equity Documents.
“Effective Date Preferred Equity Issuance” means the issuance of the Effective Date Preferred Equity by DBM on or prior to the Closing Date.
“Effective Date Preferred Equity Documents” means the Certificate of Designation of Series A Fixed-to-Floating Rate Perpetual Preferred Stock of DBM filed with the Delaware Secretary of State on November 30, 2018 and the Series A Securities Purchase Agreement by and between DBM and DBM Global Intermediate Holdco Inc. dated as of November 30, 2018.
"ERISA" means the Employee Retirement income Security Act of 1974.
"ERISA Affiliate", with respect to any Person, means any trade or business (whether or not incorporated) that is a member of a group which includes the Person and which is treated as a single employer under Section 414 of the IRC.
"Eligible Accounts" means all unpaid Accounts of Borrower arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:
(i)    that portion of Accounts unpaid more than 60 days past the stated due date or more than 120 days past the invoice date;
(ii)    that portion of Accounts that is disputed or subject to a claim of offset or a contra account;
(iii)    that portion of Accounts in excess of ten percent (10%) of Accounts in the aggregate which are not yet earned by the final delivery of goods or rendition of services, as applicable, by Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;
(iv)    Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

(v)    Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);
(vi)    Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;
(vii)    Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;
(viii)    Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower or any of its Subsidiaries;
(ix)    Accounts not subject to a duly perfected security Interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;
(x)    that portion of Accounts that has been restructured, extended, amended or modified;
(xi)    that portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;
(xii)    Accounts owed by an account debtor other than a Permitted Account Debtor, regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 25% of the aggregate amount of all Eligible Accounts;
(xiii)    Accounts owed by a Permitted Account Debtor, regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 40% of the aggregate amount of all Eligible Accounts;
(xiv)    Accounts owed by an account debtor, regardless of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (x) above; and
(xv)    Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its Permitted Discretion.
“Eligible DBM Accounts” means that portion of Eligible Accounts owed to the DBM Entities.
“Eligible Equipment” means that Equipment of Borrower designated by Lender as eligible from time to time in its sole discretion, but excluding Equipment having any of the following characteristics:

(a)    Equipment that has not been delivered to the Premises in the United States identified on Exhibit C attached hereto;
(c)    Equipment in which Lender does not hold a first priority security interest or which is subject to any security interest in favor of any Person other than Lender;
(d)    Equipment that is obsolete or not currently saleable;
(e)    Equipment that is not covered by standard "all risk" hazard insurance for an amount equal to its forced liquidation value;
(f)    Equipment that has been repossessed, attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;
(g)    Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to Lender or any potential purchaser of such Equipment;
(h)    Equipment that constitutes Fixtures;
(i)    Equipment consisting of computer hardware, software, tooling, or molds;
(j)    Equipment consigned to or from Borrower;
(k)    Equipment “subject to” (within the meaning of Section 9-311 of the UCC) any certificate of title (or comparable) statute; and
(l)    Equipment otherwise deemed unacceptable by Lender in its Permitted Discretion.
“Eligible Graywolf Accounts” means that portion of Eligible Accounts owed to the Graywolf Entities.
“Eligible Inventory” means raw steel Inventory of Borrower designated by Lender as eligible from time to time in its sole discretion, but excluding Inventory having any of the following characteristics:
(a)    Borrower does not have good, valid, and marketable title thereto,
(b)    Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),
(c)    it is not located at one of the locations in the continental United States set forth on Exhibit C to this Agreement (as such Exhibit C may be amended from time to time with the prior written consent of Lender) (or in-transit from one such location to another such location),
(d)    it is in-transit to or from a location of Borrower (other than in-transit from one location set forth on Exhibit C to this Agreement to another location set forth on Exhibit C to this Agreement (as such Exhibit C may be amended from time to time with the prior written consent of Lender)),

(f)    it is located on real property leased by Borrower or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a collateral access agreement executed by the lessor or warehouseman and satisfactory to Lender in its Permitted Discretion, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) Lender has established a reserve with respect to such location,
(g)    it is the subject of a bill of lading or other document of title,
(h)    it is not subject to a valid and perfected first priority perfected Lien in favor of Lender,
(i)    it consists of goods returned or rejected by a Borrower’s customers,
(j)    it consists of goods that are obsolete, slow moving, spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or otherwise is manufactured in accordance with customer-specific requirements, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,
(k)    it is subject to third party intellectual property, licensing or other proprietary rights, unless Lender is satisfied that such Inventory can be freely sold by Lender on and after the occurrence of an Event of a Default despite such third party rights,
(l)    it is otherwise deemed unacceptable by Lender in its sole discretion, or
(m)    it has not been subject to an appraisal or a field examination that is satisfactory to Lender in its Permitted Discretion.
"Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment
"Equipment" means, with respect to any Person, all of the Person's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Person.
"Event of Default" has the meaning specified in Section 7.1.
"Existing Agents" means Wilmington Trust, National Association, as administrative and collateral agent under the term loan Existing Credit Facilities and PNC Bank, National Association, as administrative and collateral agent under the revolving Existing Credit Facilities.
“Existing Credit Facilities” means (a) the $90,000,000 term loan Credit Agreement, dated as of October 2, 2013, among a Graywolf Entity, as borrower, the financial institutions from time to time party thereto as lenders, and Wilmington Trust, National Association, as administrative and collateral agent for the lenders, as amended; and (b) the $25,000,000 Revolving Credit Agreement, dated as of October 2, 2013, among a Graywolf Entity, as borrower, the financial institutions from time to time party thereto as lenders, and PNC Bank, National Association, as administrative and collateral agent for the lenders, as amended.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
"Financial Covenants" means the covenants set forth in Section 6.2.
"Fixed Charge Coverage Ratio" means (i) EBITDA, minus (a) unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (b) cash taxes paid during such period, to the extent greater than zero, to (ii) Fixed Charges for such period. "Fixed Charges" means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash in respect of Debt paid during such period, including cash payments with respect to capital leases, but excluding principal payments made with respect to the Revolving Advances (unless there is a corresponding reduction in the Lender's Commitment) and (c) dividends and distributions permitted to be paid hereunder and actually paid during such period and all management, consulting, monitoring, and advisory fees paid by Borrower to any of its Affiliates during such period.
"Fixtures" means, with respect to any Person, all of the Person's fixtures, as such term is defined in the UCC, whether now owned or hereafter acquired.
"Floating Rate” means, with respect to all Advances an interest rate equal to the sum of (i) Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes, plus (ii) one and a half percent (1.50%).
"Flood Hazard Property" shall mean any parcel of any owned Real Property with improvements located thereon located in the United States that is subject to a Mortgage in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.
"Funding Date" has the meaning given in Section 2.1.
"GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6; provided, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any Financial Covenant, the Lender and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such Financial Covenant with the intent of having the respective positions of the Lender and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the Financial Covenants shall be calculated as if no such change in GAAP has occurred.

"General Intangibles" means, with respect to any Person, all of the Person's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Person's name, and the goodwill of the Person's business.
"Government Securities" means readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.
"Graywolf Acquisition" means the Acquisition consummated pursuant to the Graywolf Acquisition Agreement.
"Graywolf Acquisition Agreement" means that certain Agreement and Plan of Merger, dated as of October 10, 2018, by and among DBM, DBM Merger Sub, Inc., CB-Horn Holdings, Inc. and Charlesbank Equity Fund VI, Limited Partnership, as stockholders’ representative, as amended with the consent of Lender, and all exhibits, schedules and annexes thereto.
“Graywolf Acquisition Documents” means the Graywolf Acquisition Agreement, the Escrow Agreement (as defined in the Graywolf Acquisition Agreement), the Transition Services Agreement (as defined in the Graywolf Acquisition Agreement), and all schedules, exhibits and annexes to the foregoing.
“Graywolf Entities” means the Persons listed on Schedule 1.2(b) hereof.
"Guarantor(s)" means any Person now or hereafter guarantying the Obligations.
"Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.
“Immaterial Subsidiary” means each of Addison Structural Services, Inc., Schuff Steel Management Company Southeast L.L.C., Schuff Steel Management Company Colorado, L.L.C., BDS Steel Detailers (USA) Inc., and Quincy Joist Company. Notwithstanding anything to contrary in this Agreement or any other Loan Document, no Subsidiary which is a borrower or a guarantor under or in connection with the Term Loan Loan Documents shall be an Immaterial Subsidiary hereunder.
"Infringe" means when used with respect to intellectual Property Rights, any infringement or other violation of Intellectual Property Rights.
"Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works (and including goodwill and any and all causes of action which may exist by reason of any past, present and future infringement or misappropriation thereof and any and all damages due and/or payable with respect thereto).
"Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, by and among the Lender and the Term Loan Agent, and acknowledged by the Borrower.

"Inventory" means, with respect to any Person, all of the Person's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.
"Investment Property" means, with respect to any Person, all of the Person's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.
"IRC" means the Internal Revenue Code of 1986.
"Issuer" means the issuer of any Letter of Credit.
"L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.
"L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.
"Lender Affiliate" means with respect to the Lender, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Lender, including any Subsidiary of the Lender.
"Letter of Credit" has the meaning specified in Section 2.4.
"LIBOR" means the rate per annum determined pursuant to the following formula:
LIBOR =
(a)"Base LIBOR" means the rate per annum for United States dollar deposits quoted by Lender for the purpose of calculating the effective Floating Rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans. Borrower understands and agrees that Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.
(b)    "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Lender for expected changes in such reserve percentage during the applicable term of the Revolving Note.
“LIBOR Successor Rate” has the meaning specified therefor in Section 2.8(e) of the Agreement.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definitions of Floating Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Lender in consultation with Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that the adoption of any portion of such market practice is not administratively feasible or would not maintain the per annum rate of interest otherwise applicable hereunder with respect to the Advances but for the adoption of such LIBOR Successor Rate Conforming Changes or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Lender determines in consultation with Borrower).
"Licensed Intellectual Property" has the meaning given in Section 5.11(c).
"Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.
“Liquidity” means, with reference to any period, the aggregate amount of Qualified Cash of the Borrowers and Availability.
"Loan Documents” means this Agreement, the Revolving Note, the Intercreditor Agreement, the Security Documents, any guaranty entered into by any Guarantor, and each L/C Application, together with every other agreement, note, document, contract or instrument to which the Borrower or any Guarantor now or in the future may be a party and which is required by the Lender.
“Loan Party” means each of each Person composing the Borrower and each Guarantor.
"Material Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee and which (a) is the chief executive office of any Loan Party, (b) is a location at which the books and records relating to the operation of the business of any Loan Party are stored, or (c) is a location at which assets of the Loan Parties with a fair market value in excess of $750,000 are located
"Maturity Date" means the earlier of (a) March 31, 2023 and (b) the maturity date of the Term Loan Indebtedness.
"Maximum Line” means $80,000,000.
"Mortgage" means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Lender, made by a Loan Party in favor of the Lender, securing the Obligations and delivered to the Lender.
"Multiemployer Plan" means, with respect to any Person, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which such Person or any ERISA Affiliate contributes or is obligated to contribute.

"Net Cash Proceeds" means the cash proceeds of any asset sale (including cash proceeds received as deferred payments pursuant to a note, installment receivable or otherwise, but only upon actual receipt) net of (a) attorney, accountant, and investment banking fees, (b) brokerage commissions, (c) amounts required to be applied to the repayment of debt secured by a Lien not prohibited by this Agreement on the asset being sold, and (d) taxes paid or reasonably estimated to be payable as a result of such asset sale.
"Net Income" (or "Net Loss") means, with respect to any Person, the fiscal year-to-date after-tax net income (or net loss) from continuing operations as determined in accordance with GAAP.
"Net Orderly Liquidation Value" means a professional opinion of the probable Net Cash Proceeds that could be realized at a properly advertised and professionally conducted liquidation sale, conducted under orderly sale conditions for an extended period of time (usually six to nine months), under the economic trends existing at the time of the appraisal.
"Note” or “Notes” collectively means the Revolving Note and any note issued in substitution or replacement thereof.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
"Obligation of Reimbursement" has the meaning given in Section 2.6(a).
"Obligations" means the Advances (whether or not evidenced by the Notes), the Obligation of Reimbursement, any and all Swap Obligations, any and all Bank Product Obligations and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender or any Lender Affiliate under this Agreement or any Loan Document, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone, a Lender Affiliate alone, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquid or unliquid, or sole, joint, several or joint or joint and several, and including all indebtedness and obligations of the Borrower arising under any Loan Document, Swap Agreement or guaranty between Borrower and the Lender or between Borrower and any Lender Affiliate, whether now in effect or hereafter entered into (including, in each case, amounts that accrue after the filing of an insolvency or bankruptcy proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding).
"Officer" means with respect to any Person, an officer if the Person is a corporation, a manager or a Person with similar authority if the Person is a limited liability company, or a partner if the Person is a partnership.
"Owned Intellectual Property" has the meaning given in Section 5.11(a).
"Owner" means with respect to any Person, each Person having legal or beneficial title to an ownership interest in such Person or a right to acquire such an interest.
"Parent" means HC2 Holdings, Inc., a Delaware corporation.
"Pass-Through Tax Liabilities" means the amount of state and federal income tax paid or to be paid by Borrower's Owners on taxable income earned by Borrower and attributable to the Owners as a result of Company's "pass- through" tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which the highest marginal income tax rate for federal and state (for the state or states in which any Owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the Owners from or through Borrower.
“Patriot Act” has the meaning specified therefor in Section 5.18 of this Agreement.
"Pension Plan" means, with respect to any Person, a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Person or any ERISA Affiliate and covered by Title IV of ERISA.
“Permitted Account Debtors” means Turner Construction Company and any of its Subsidiaries, The Perini Building Company and any of its Subsidiaries and The McCarthy Building Company and any of its Subsidiaries.
“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
"Permitted Lien" has the meaning given in Section 6.3(a).
"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
"Plan" means, with respect to any Person, an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Person or any ERISA Affiliate.
"Premises" means all premises where the Borrower conducts its business and has title or any rights of possession, including the premises described in Exhibit C attached hereto.
"Pro Forma EBITDA" means, with respect to (a) the Graywolf Acquisition, the amounts set forth in Schedule 1.3(b) for the fiscal periods set forth therein and (b) any assets acquired in an acquisition permitted hereunder or consented to by Lender, the amount of historical Consolidated EBITDA (with such historical pro forma adjustments for other unusual, non-operating or non-recurring expenses and losses set forth in a quality of earnings report prepared by a regional or national third party accounting firm reasonably acceptable to the Lender and delivered to the Lender in connection with such acquisition or, if no such quality of earnings report, exists, without any historical pro forma adjustments for other unusual, non-operating or non-recurring expenses and losses unless agreed otherwise by the Lender in writing in their sole discretion) that is attributable to such assets; provided that with respect to any acquisition permitted hereunder or consented to by the Lender, Consolidated EBITDA may be further adjusted to effect pro forma adjustments to reflect the amount of “run rate” cost savings, operating expense reductions and synergies arising in respect of any transactional or restructuring or business optimization actions taken and projected by the Borrower in good faith to be realized no later than 18 months after the consummation thereof (as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings, operating reductions and synergies are factually supportable and approved in writing by the Lender and (B) no such cost savings, operating expense reductions or synergies shall be included in the calculation of Consolidated EBITDA pursuant to this definition to the extent duplicative of any expenses or charges or other amounts otherwise included in the calculation of Consolidated EBITDA (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken).
“Qualified Cash" means, as of any date of determination, the aggregate amount of unrestricted Cash maintained in deposit accounts in the name of a Borrower in the United States as of such date, which deposit accounts are subject to control agreements, in form and substance reasonably satisfactory to Lender.
"Real Estate" means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Subsidiaries and the improvements thereto.
“Real Estate 2018 Term Note” means the $15,000,000 Real Estate 2018 Term Note, dated November 13, 2018 in favor of the Lender.
“Real Estate Collateral” means (a) the Real Estate identified on Schedule 8 to this Agreement, and (b) any Real Estate hereafter acquired by any Loan Party or one of its Subsidiaries with a fair market value in excess of $500,000.
"Real Estate Deliverables" means each of the following agreements, instruments and other documents in respect of each parcel of Real Estate Collateral, each in form and substance reasonably satisfactory to the Lender:
(a)    a Mortgage duly executed by the applicable Loan Party;
(b)    evidence of the recording of each Mortgage in such office or offices as may be necessary to perfect the first-position Lien purported to be created thereby or otherwise to protect the rights of the Lender thereunder;
(c)    a UCC-1 financing statement;
(d)    a title insurance policy or final marked title commitment/proforma for each Mortgage;
(e)    a current ALTA survey and a surveyor's certificate, certified to the Lender and to the issuer of the title insurance policy with respect thereto by a professional surveyor licensed in the state in which such parcel of Real Estate Collateral is located and reasonably satisfactory to the Lender or such other survey as is reasonably acceptable to the issuer of the title insurance policy;
(f)    in the case of a leasehold interest (to the extent the Term Loan Agent has requested and obtained or will obtain the same), (i) a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, and (ii) an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) and the applicable Loan Party with respect to such leasehold interest and the Lender;
(g)    a current zoning report or a current zoning verification letter;
(h)    an opinion of counsel in the state where such parcel of Real Estate Collateral is located with respect to the enforceability of the Mortgage to be recorded;

(i)    if requested by the Lender (which request may be made at any time before or after the delivery of any other Real Estate Deliverable) an ASTM 1527 Phase I Environmental Site Assessment ("Phase I ESA") (and, if reasonably requested by the Lender based upon the results of such Phase I ESA an ASTM Phase II Environmental Site Assessment) of each parcel of Real Estate Collateral by an independent firm reasonably satisfactory to the Lender;
(j)    with respect to each parcel of Real Estate Collateral, evidence of the insurance coverage required by Section 6.14, with such endorsements as to the named insureds, mortgagees or lenders’ loss payees thereunder as the Lender may reasonably request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ (10 days’ in the case of non-payment) prior written notice to the Lender and each such named insured or lenders loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Lender may request;
(k)    evidence as to (A) whether any parcel of Real Estate Collateral is a Flood Hazard Property and (B) if any Facility is a Flood Hazard Property, (x) whether the community in which such parcel of Real Estate Collateral is located is participating in the National Flood Insurance Program, (y) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Lender (I) as to the fact that such parcel of Real Estate Collateral is a Flood Hazard Property and (II) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of insurance policies or certificates of insurance of the Loan Parties and their Subsidiaries evidencing flood insurance reasonably satisfactory to the Lender and naming the Lender as lenders loss payee; and
(l)    such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Lender may reasonably require.
“Real Estate Facility Maturity Date” means November 13, 2026.
"Real Estate Security Documents" means the Mortgages and any other documents delivered to the Lender from time to time to encumber the Real Estate Collateral and assign the rents, issues and profits therefrom.
"Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.
“Reserves” means reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender’s Liens.
"Revolving Advance" has the meaning given in Section 2.1.

"Revolving Note" means the $80,000,000.00 Revolving Note in favor of the Lender, as the same may be renewed and amended from time to time and all replacements thereto.
“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over Lender or Borrower or any of its Subsidiaries or Affiliates.
"Security Documents" means this Agreement, the Real Estate Security Documents, and any other document delivered to the Lender from time to time to secure the Obligations.
"Security Interest" has the meaning given in Section 3.1.
“Senior Leverage Ratio” means, with respect to any period, the ratio of (a) the result of (i) all Senior Leverage Ratio Indebtedness of DBM and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) as of the end of such period (it being understood for purposes of calculating the Senior Leverage Ratio, the outstanding amount under this Agreement shall be deemed to be an amount equal to the average outstanding principal balance thereunder for the 30 day period most recently ended), minus (ii) any subordinated Debt of DBM and its Subsidiaries permitted under this Agreement and then outstanding as of the end of such period minus (iii) an amount equal to the lesser of (x) the amount of all unrestricted cash on-hand held by the Loan Parties on such date that is free and clear of all Liens (other than Permitted Specified Liens (as such term is defined in the Term Loan Credit Agreement as set forth in the Term Loan Credit Agreement as of the date hereof (and regardless of whether the Term Loan Credit Agreement is then in effect)) and maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are subject to control agreements in form and substance reasonably satisfactory to Lender and (y) the Unrestricted Cash Cap Amount (as such term is defined in the Term Loan Credit Agreement as set forth in the Term Loan Credit Agreement as of the date hereof (and regardless of whether the Term Loan Credit Agreement is then in effect)) to (b) Consolidated EBITDA of DBM and its Subsidiaries for such period.
“Senior Leverage Ratio Indebtedness” means indebtedness described in clauses (a), (b), (c), (d), (e) and (f) in the definition of “Indebtedness”, in each case as set forth in the Term Loan Credit Agreement as of the date hereof (and regardless of whether the Term Loan Credit Agreement is then in effect)).
"Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.6.
"Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Person, by the Person and one or more other Subsidiaries of the Person, or by one or more other Subsidiaries of the Person.
"Supporting Obligations" means, with respect to any Person, all of the Person's supporting obligations, as such term is defined in the UCC, whether now owned or hereafter acquired.
"Swap Agreement" means any agreement between the Borrower or one of its Subsidiaries, the Lender or any affiliate of Lender with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Swap Agreement.
"Swap Obligations" of Borrower means any and all obligations of Borrower and its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
“Term Default” means an “Event of Default” as defined in the Term Loan Credit Agreement.
"Term Loan Agent" means TCW Asset Management Company LLC, as administrative agent and collateral agent under the Term Loan Credit Agreement (and its successors and permitted assigns).
"Term Loan Credit Agreement" means the Financing Agreement, dated as of November 30, 2018, as amended on or prior to the date hereof, by and among DBM, the other Persons party thereto as borrowers, the Term Loan Agent and the Term Loan Lenders.
"Term Loan Indebtedness" means the Indebtedness of the Borrower owing to the Term Loan Agent and the Term Loan Lenders under the Term Loan Credit Agreement.
"Term Loan Lenders" means the lenders from time to time party to the Term Loan Credit Agreement.

"Term Loan" means the term loan made by the Term Loan Lenders under the Term Loan Credit Agreement.
"Term Loan Loan Documents" means, collectively, (a) the Term Loan Credit Agreement and (b) all other agreements, instruments and other documents executed and delivered to the Term Loan Agent and/or any Term Loan Lender pursuant to the foregoing.
"Term Loan Maximum Amount" means the "Maximum Term Principal Obligations" as defined in the Intercreditor Agreement (as in effect on the date hereof or as amended pursuant to an amendment agreed to in writing by the Lender and the Term Loan Agent).
"Term Loan Priority Collateral" means the "Term Priority Collateral" as defined in the Intercreditor Agreement (as in effect on the date hereof or as amended pursuant to an amendment agreed to in writing by the Lender and the Term Loan Agent).
"Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.
“Test Period” means period of four consecutive fiscal quarters of Borrower (in each case taken as one accounting period).
"UCC" means the Uniform Commercial Code as in effect in the state designated in Section 8.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement, attachment or perfection of Lender’s security interest in the Collateral, or, in each case, any portion hereof or thereof.
"Wells Fargo Bank" means Wells Fargo Bank, National Association, unless the context otherwise requires.
Section 1.2    Other Definitional Terms; Rules of Interpretation. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to or a part of, this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor, Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.
ARTICLE II

AMOUNT AND TERMS OF THE CREDIT FACILITY
Section 2.1    Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances") in an aggregate principal amount at any time outstanding not to exceed the Availability. The Lender shall have no obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability.
The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.12, and reborrow.
Section 2.2    Procedures for Requesting Advances. The Borrower shall comply with the following procedures in requesting Revolving Advances:
(a)    Time for Requests. The Borrower shall request each Advance not later than 11:00 a.m., Phoenix, Arizona time (the "Cut-Off Time") on the Banking Day which is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Lender, shall be by (i) an Officer of the Borrower; or (ii) a person designated as the Borrower's agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.
(b)    Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with Wells Fargo Bank unless the Lender and the Borrower shall agree in writing to another manner of disbursement.
Section 2.3
Section 2.3.1 [Intentionally Deleted]
Section 2.3.2 Increased Costs; Capital Adequacy; Funding Exceptions. If a Related Lender (as defined below) determines at any time that its Return (as defined below) has been reduced as a result of any Rule Change, such Lender may so notify the Borrower and require the Borrower, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.3:
(a)    "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender (as defined below), including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit. Notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Capital Adequacy Rule", regardless of the date enacted, adopted or issued.

(b)    "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including those that impose taxes, duties or other similar charges, or mandate reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.
(c)    "Related Lender" includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.
(d)    "Return," for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Related Lender under this Agreement during such period, by (ii) the average capital such Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Notes with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.
(e)    "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of such Related Lender's financial condition.
The initial notice sent by the Related Lender shall be sent as promptly as practicable after such Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, such Related Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Related Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error.
Section 2.4    Letters of Credit.
(a)    The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account by guaranteeing payment of the Borrower's obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of (i) $14,500,000.00 less the Letter of Credit Amount, or (ii) Availability.
Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and the Lender for the benefit of the issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.
(b)    No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.
(c)    Any request to cause an Issuer to issue a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.
Section 2.5    Special Account. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender's sole discretion. The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law.
Section 2.6    Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:
(a)    The Borrower shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").
(b)    Whenever a draft is submitted under a Letter of Credit, the Borrower authorizes the Lender to make a Revolving Advance in the amount of the Obligation of Reimbursement and to apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.
(c)    if a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.
(d)    The Borrower's obligation to pay any Revolving Advance made under this Section 2.6 shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.8.

Section 2.7    Obligations Absolute. The Borrower's obligations arising under Section 2.6 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.7, under all circumstances whatsoever, including (without limitation) the following circumstances:
(a)    any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");
(b)    any amendment or waiver of or any consent to departure from all or any of the Related Documents;
(c)    the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;
(d)    any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
(e)    payment by or on behalf of the Issuer under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or
(f)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
Section 2.8    Interest; Default interest; Participations; Usury.
(a)    Note. Except as set forth in subsections (b) and (d), the outstanding principal balance of the Revolving Note and each Revolving Advance shall bear interest at the Floating Rate.
(b)    Default Interest Rate. Upon notice to the Borrower from the Lender from time to time, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective as of the first day of the fiscal month during which any Default Period begins through the last day of such Default Period. The Lender's election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its other rights and remedies. The Lender's election to charge interest at the Default Rate for less than the entire period during which the Default Rate may be charged shall not be a waiver of its right to later charge the Default Rate for the entire such period.
(c)    Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.8(c), along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.8, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

(d)    Usury, In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest, Default Interest, fees payable hereunder, and other charges exceed the applicable limits imposed by any applicable usury laws, if any payments in the nature of interest, additional interest, Default Interest, fees payable hereunder, and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it will be deemed a mutual mistake and any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount (or if there is no existing indebtedness, refunded to the Borrower) so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. All amounts constituting interest will be spread throughout the full term of the indebtedness evidenced hereby in determining whether interest exceeds lawful amounts. The Borrower agrees that the interest rate contracted for herein includes the interest rate set forth in this Section 2.8 plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent that they are deemed interest under applicable law. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.
(e)    LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Lender determines (which determination shall be conclusive absent manifest error), or the Borrower notifies Lender that Borrower has determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR and such circumstances are unlikely to be temporary;
(ii)    the administrator of the Lender’s source for LIBOR (the “Screen Rate”) or a governmental authority having jurisdiction over Lender has made a public statement identifying a specific date after which LIBOR or the Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Lender or receipt by Lender of such notice, as applicable, Lender and Borrower may agree to amend this Agreement to replace Daily Three Month LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein or to the Floating Rate), giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes. If no LIBOR Successor Rate has been determined and the circumstances under clause (e)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Lender will promptly so notify Borrower. Thereafter, until any LIBOR Successor Rate

Conforming Changes or amendment pursuant to this Section has occurred, the Floating Rate shall be equal to the Base Rate (as defined below) plus one and one half percent (1.50%). Upon receipt of such notice, Borrower may revoke any pending request for an Advance. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement. As used herein, “Base Rate” means the greater of (a) the Federal Funds Rate plus ½% and (b) the rate of interest announced, from time to time, within Wells Fargo Bank at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo Bank’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo Bank may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
Section 2.9    Fees.
(a)    Fourth Amended and Restated Fee. The Borrower shall pay to the Lender, on the date hereof, a fully earned, non-refundable, amended, restated and origination fee in the amount of $50,000.00.
(b)    Audit Fees. The Borrower shall pay the Lender, on demand, reasonable audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $125.00 per hour per auditor), together with all actual out-of-pocket costs and expenses reasonably incurred in conducting any such audit or inspection.
(c)    Letter of Credit Fees. The Borrower shall pay to the Lender a fee with respect to each Letter of Credit (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.9(d)) that shall accrue at a rate equal to two percent (2.00%) per annum times the average amount of the L/C Amount during the immediately preceding month; provided that during Default Periods, in the Lender’s sole discretion and without waiving any of its other rights and remedies, such Letter of Credit Fee shall increase to five percent (5.00%) per annum times the average amount of the L/C Amount during the immediately preceding month. The foregoing fee shall be in addition to any and all fees, commissions and charges of the Issuer with respect to or in connection with such Letter of Credit.
(d)    Letter of Credit Fronting Fees. The Borrower shall pay immediately upon demand to the Lender for the account of the Issuer as non-refundable fees, commissions, and charges: (i) a fronting fee which shall be imposed by the Issuer equal to 0.125% per annum times the average amount of the L/C Amount during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, the Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).
(e)    Termination and Line Reduction Fees. If (i) the Borrower terminates the Credit Facility or reduces the Maximum Line, on a date prior to the Maturity Date for any reason, or (ii) the Lender terminates the Credit Facility prior to the Maturity Date (A) due to the existence of an Event of Default, (B) due to any acceleration of the Obligations, (C) due to any foreclosure and sale of, or collection of, the Collateral, (D) due to the sale of the Collateral in any insolvency or bankruptcy proceeding, or (E) due to the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any insolvency or bankruptcy proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by the Lender as a result of such termination or reduction, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender, then the Borrower shall pay the Lender as liquidated damages and not as a penalty a termination fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) calculated as follows: (A) two percent (2.0%) if the termination or reduction occurs on or before April 30, 2019; (B) one and a half percent (1.5%) if the termination or reduction occurs after April 30, 2019 but on or before April 30, 2020; and (C) one percent (1.0%) if the termination or reduction occurs after April 30, 2020.
(f)    Waiver of Termination Fees. The Borrower will not be required to pay the termination fees otherwise due under subsection (e) if such termination is made because of refinancing by an affiliate of the Lender.
(g)    Unused Line Fee. For the purposes of this Section 2.9(g), "Unused Amount" means the Maximum Line reduced by outstanding Revolving Advances. The Borrower agrees to pay to the Lender an unused line fee at the rate of three hundred seventy-five thousandths of one percent (0.375%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first Banking Day of the month and on the Termination Date.
(h)    Other Fees. The Lender may from time to time charge additional fees: (i) for Revolving Advances made and Letters of Credit issued in excess of Availability (which over-advance fees are currently $500 per day when there is no Default Period and $1,000 per day when a Default Period exists, and may be charged for each day that the over-advance exists); (ii) in lieu of imposing interest at the Default Rate during a Default Period; (iii) for wire transfer fees; and (iv) for other fees which are customarily charged by the Lender and are reasonable in amount. Fees charged pursuant to clause (ii) above will not exceed the Default Rate which could be charged because of the Default or Event of Default permitting the fees. Neither the charging nor the payment of over- advance fees shall be deemed to excuse or waive the Borrower's obligation to comply with provisions of Section 2.13 or to waive any Default of the Borrower arising from the Borrower's failure to comply with the provisions of Section 2.13. The Borrower's request for a Revolving Advance in excess of Availability, the issuance of a Letter of Credit in excess of Availability or the Borrower's failure to comply with the provisions of Section 2.13 shall constitute the Borrower's agreement to pay the over-advance fees described in such notice.
(i)    [Intentionally Deleted]
(j)    Real Estate Term Note Prepayment Fee. Upon the effectiveness of this Agreement, Lender hereby waives payment of the Real Estate 2018 Term Note prepayment fee payable pursuant to Section 2.9(j) of the Third Amended and Restated Credit Agreement.
(k)    [Intentionally Deleted]
(l)    [Intentionally Deleted]

(m)    [Intentionally Deleted]
(n)    [Intentionally Deleted]
(o)    [Intentionally Deleted]
(p)    Facility Fee. The Borrower agrees to pay an annual facility fee in the amount of $100,000.00 on each February 1st. All such amounts shall be paid in full when due regardless of whether they become due in any partial year.
Section 2.10    Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees.
(a)    Time For Interest Payments. Accrued and unpaid interest accruing on Advances shall be due and payable on the first day of each month and on the Termination Date (each an "Interest Payment Date"), or if any such day is not a Banking Day, on the next succeeding Banking Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date. If an Interest Payment Date is not a Banking Day, payment shall be made on the next succeeding Banking Day.
(b)    Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.
(c)    Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.
Section 2.11    Collateral Account; Application of Payments.
(a)    Collateral Account
(i)    If the Borrower receives any payments on Accounts or other Collateral (excluding Term Loan Priority Collateral), the Borrower shall deposit such payments into a collateral account maintained with Lender (the “Collateral Account”). In addition, all proceeds of Collateral (excluding Term Loan Priority Collateral) received by Borrower shall be immediately deposited in the Collateral Account. In all such events, until so deposited, the Borrower shall hold all such payments and cash proceeds received by it in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.
(ii)    All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the commercial or other accounts. Borrower shall be liable as an endorser on all items deposited by it in the Collateral Account, whether or not in fact endorsed by it.
(b)    Application of Payments.
(i)    If there are funds in the Collateral Account, the Borrower shall, from time to time, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations and termination of the Credit Facility.
(ii)    All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations.
(c)    Control Agreements. Each Loan Party shall establish and maintain control agreements in form reasonably satisfactory to Lender for each of its deposit accounts and securities accounts (excluding deposit accounts and securities accounts with an aggregate amount on deposit therein of not more than $100,000 at any one time for all such deposit accounts or securities accounts or deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Loan Party’s employees). Each such control agreement shall provide, among other things, that (i) the bank or securities intermediary will comply with any instructions originated by Lender directing the disposition of the funds in each applicable account without further consent by the applicable Loan Party, (ii) the bank or securities intermediary waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against each applicable account other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) with respect to deposit accounts, the bank will forward, by daily sweep, all amounts in each applicable deposit account to the Lender's general account for payment of the Obligations.
Section 2.12    Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender termination or Maximum Line reduction fees in accordance with Section 2.9(e). Any reduction in the Maximum Line must be in an amount of not less than $500,000.00 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower's expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.
Section 2.13    Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.13, or under

Section 2.12, may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.
Section 2.14    Revolving Advances to Pay Obligations. Notwithstanding anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.
Section 2.15    Use of Proceeds. The Borrower shall use the proceeds of Advances and each Letter of Credit for ordinary working capital purposes and for any other business purposes determined by Borrower.
Section 2.16    Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.
Section 2.17    Appraisals; Field Examinations; Environmental Site Assessments. Borrower shall reimburse the Lender for Lender's fees, costs and expenses incurred in connection with (a) one appraisal per year which is performed on Inventory (with quarterly updates thereto) and (b) one appraisal per year which is performed on Equipment. Borrower shall reimburse the Lender for Lender’s fees, costs and expenses incurred in connection with one field examination per year, provided however, in the event that Availability is less than the greater of $16,000,000.00 and 20% of the Maximum Line at any time during a fiscal year, Borrower shall reimburse the Lender for Lender’s fees, costs and expenses incurred in connection two field examinations in such fiscal year, or more if the Lender so requires. Borrower shall reimburse the Lenders for Lender’s fees, costs and expenses incurred in connection with any appraisals or field examinations performed during the existence of an Event of Default or Default Period. During the existence of an Event of Default or Default Period, Borrower shall reimburse Lender for any environmental site assessments.
Section 2.18    [Intentionally Deleted]
Section 2.19    [Intentionally Deleted]
Section 2.20    [Intentionally Deleted]
Section 2.21    [Intentionally Deleted]
ARTICLE III

SECURITY INTEREST; OCCUPANCY; SETOFF
Section 3.1    Grant of Security Interest. The Borrower (and each Person composing the Borrower) hereby pledges, assigns and grants to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the Security Interest attach to, or the term "Collateral" be deemed to include (a) any of the outstanding equity interests in a foreign Subsidiary (i) in excess of 65% of the voting power of all classes of equity interests of such foreign Subsidiary entitled to vote in the election of directors or other similar body of such foreign Subsidiary, or (ii) to the extent that the pledge thereof is prohibited by the laws of the jurisdiction of such foreign Subsidiary's organization; (b) any equity interest in any foreign Subsidiary that is not a first-tier Subsidiary of a Borrower; (c) any lease, license, contract, property rights or agreement to which a Borrower is a party or any of such Borrower's rights or interests thereunder, if, and for so long as and to the extent that, the grant of the security interest would constitute or result in (i) the abandonment, invalidation or unenforceability of any material right, title or interest of such Borrower therein, or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such breach, termination or default would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction, any other applicable law or principles of equity), provided, however, that the security interest (x) shall attach immediately when the condition causing such abandonment, invalidation or unenforceability Is remedies, (y) shall attach immediately to any severable term or such lease, license, contract, property rights or agreement to the extent that such attachment does not result in any of the consequences specified in (i) or (ii) above, and (z) shall attach immediately to any such lease, license, contract, property rights or agreement to which the account debtor or such Borrower's counterparty has consented to such attachment; (d) any equity interest acquired after the date hereof that is an equity interest in an entity other than a Subsidiary of any Borrower, solely to the extent such acquisition is permitted under this Agreement, if the terms of the organizational documents of the issuer of such equity interests do not permit the grant of the security interest in such equity interests by the owner thereof or the applicable Borrower, after employing commercially reasonable efforts, has been unable to obtain any approval or consent to the creation of the security interest therein that is required under such organizational documents; and (e) any application to register any trademark or service mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark; provided, however, that this sentence setting forth certain exclusions from the Collateral shall not apply to any assets that are pledged to secure the Term Loan Indebtedness.
Section 3.2    Notification of Account Debtors and Other Obligors. The Lender may at any time during a Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to one of its account debtors or other obligors, the Lender may, but need not, in the Lender's name or in the name of the Borrower, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the agent and attorney-in-fact of the Borrower, notify the United States Postal Service to change the address for delivery of the mail of the Borrower to any address designated by the Lender, otherwise intercept the mail of the Borrower, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the last known address of either the Borrower to whom addressed or DBM Global.
Section 3.3    Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.
Section 3.4    Occupancy.
(a)    The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

(b)    The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.
(c)    The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.
(d)    The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.
Section 3.5    License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.
Section 3.6    Financing Statement. The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as "all personal property" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth: Name and address of each Debtor:
The names, addresses, federal employer identification numbers and organizational identification number of each Debtor are set forth in Schedule 3.6
Name and address of Secured Party:
Wells Fargo Bank, NA
100 West Washington Street, 15th Floor
MAC S4101-158
Phoenix, Arizona 85003
Federal Employer Identification No. 41-1712687
Section 3.7    Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.
Section 3.8    Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law)

shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third person for any of the Obligations.
Section 3.9    Term Loan Loan Documents. Each Loan Party agrees that, in the event any Loan Party, pursuant to any Term Loan Loan Document, takes any action to grant, protect or perfect any security interest in favor of the Term Loan Agent in any assets, such Loan Party shall also take such action to grant, protect or perfect a Lien in favor of the Lender to secure the Obligations without request of the Lender. Upon the Lender’s reasonable request, Borrower or its Subsidiaries shall enter into such amendments to this Agreement (including Section 3.1 hereof) or new Loan Documents, as may be reasonably requested by Lender to effect this Section 3.9.
Section 3.10    Legal Name. No Loan Party will change its legal name, organizational identification number, jurisdiction of organization or organizational identity; provided, that any Loan Party may change its legal name upon at least 10 days prior written notice to Lender of such change.
Section 3.11    Intercreditor Agreement.        The liens and security interests securing the obligations as evidenced by this Agreement are subject to the provisions of the Intercreditor Agreement dated as of November 30, 2018 (as amended or modified from time to time) by and among Wells Fargo Bank, as ABL Agent and TCW Asset Management Company LLC, as Term Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of the Agreement, the terms of the Intercreditor Agreement shall govern and control.
ARTICLE IV

CONDITIONS OF LENDING
Section 4.1    [Intentionally Deleted]
Section 4.2    Conditions Precedent to All Advances and Letters of Credit. The Lender's obligation to make each Advance and to cause each Letter of Credit to be issued shall be subject to the further conditions precedent that:
(a)    the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and
(b)    no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default.
Section 4.3    Conditions Precedent to Effectiveness of Fourth Amended and Restated Credit Agreement. This Agreement shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:
(a)    The Revolving Note, duly executed by the Borrower.

(b)    The Intercreditor Agreement, duly executed by the parties thereto.
(c)    Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.
(d)    A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Agreement, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated on or about the date hereof.
(e)    A current certificate issued by the Secretary of State of incorporation of the Borrower, certifying that such Person is in compliance with all applicable organizational requirements of such State.
(f)    Payment in full of the principal and accrued and unpaid interest under the Real Estate 2018 Term Note.
(g)    Payment of the fees due under Section 2.9, through the date of this Agreement and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred through the date of this Agreement.
(h)    A certificate of the Secretary of the Borrower certifying that (i) the attached copies of all Term Loan Loan Documents as in effect on the Closing Date are true, complete and correct copies thereof and (ii) such agreements remain in full force and effect and that none of the Borrowers has breached or defaulted in any of its obligations under such agreements.
(i)    On or prior to the Closing Date, (i) each of the conditions precedent to the obligations of each of the parties to the Term Loan Loan Documents shall have been satisfied or waived in accordance with the terms thereof, (ii) the Term Loan Loan Documents shall have been consummated in all material respects in accordance with all requirements of applicable law and regulations, (iii) there shall be no breach of any material term or condition of the Term Loan Loan Documents, (iv) neither the Borrowers nor any other Person party to the Term Loan Loan Documents shall be in default in the performance or compliance with any of the provisions of the Term Loan Loan Documents, and (v) the Term Loan Loan Documents shall be in full force and effect and not be terminated, rescinded or withdrawn.
(j)    Concurrently with the making of the Term Loan, (i) DBM. shall have purchased pursuant to the Graywolf Acquisition Agreement (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of the Term Loan Agent and Lender), and shall have become the owner, free and clear of all Liens other than Permitted Liens, of all of the equity interests and assets contemplated to be purchased thereunder for a Purchase Price (as such term is defined in the Term Loan Credit Agreement) not in excess of $135,000,000, and (ii) DBM Global, Inc., DBM Merger Sub, Inc., CB-Horn

Holdings, Inc. and the Stockholders’ Representative (as defined in the Graywolf Acquisition Agreement) shall have fully performed all of the obligations to be performed by it thereunder.
(k)    On or prior to the Closing Date, DBM shall have received net cash proceeds of at least $40,000,000 from the Effective Date Preferred Equity Issuance on the terms conditions set forth in the Effective Date Preferred Purchase Agreement which shall be satisfactory to Lender in its sole discretion.
(l)    Lender shall have received evidence reasonably satisfactory that Liquidity (calculated on a pro forma basis to give effect to all Advances made, the Term Loan Indebtedness incurred, and the consummation of the transactions under the GrayWolf Acquisition Agreement, on the Closing Date and the payment of all fees, costs and expenses incurred in connection herewith) is not less than $20,000,000.
(m)    Lender shall have received evidence of the payment in full of all Indebtedness under the Existing Credit Facilities substantially contemporaneously with the Closing Date, together with (i) a termination and release agreement with respect to the Existing Credit Facilities and all related documents, duly executed by the Loan Parties and the Existing Agents, (ii) a satisfaction of mortgage for each mortgage filed by each Existing Agent on the Real Estate Collateral, (iii) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing Agents at the United States Patent and Trademark Office or the United States Copyright Office and covering any U.S. Registered Intellectual Property of the Loan Parties, and (iv) UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Agents and covering any portion of the Collateral.
(n)    Such other documents as the Lender in its sole discretion may require.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lender as follows, except as otherwise disclosed in the Disclosure Schedules at the end of this Agreement:
Section 5.1    Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number. Each Person comprising the Borrower is a corporation, or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State specified in Schedule 1.1 (Borrower) and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary except when failure to be licensed or qualified would not have a material adverse effect on the financial condition, properties or operations of Borrower. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has not done business except under the names set forth in Schedule 5.1. The chief executive office and principal place of business of each Person comprising the Borrower is located at the address set forth in Schedule 5.1; all of its records relating to its business or the Collateral given by it are kept at that location set forth in Schedule 5.1; and all of its Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrower's federal employer identification number is correctly set forth in Schedule 3.6.
Section 5.2    Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents executed by it and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not

(i) require any consent or approval of its Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.
Section 5.3    Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents executed by it will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.
Section 5.4    Subsidiaries. Except as set forth in the Schedule 5.4 hereto, the Borrower has no Subsidiaries as of the date hereof.
Section 5.5    Financial Condition; No Adverse Change. The Borrower has furnished to the Lender its audited financial statements for its fiscal year ended December 31, 2016 and unaudited financial statements for the fiscal-year-to-date period ended April 1, 2017 and those statements fairly present in all material respects the financial condition of the Borrower and its Affiliates, on a consolidated basis, on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent audited financial statements, there has been no material adverse change in the financial condition, properties or operations of Borrower or any of its Affiliates.
Section 5.6    Litigation. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Subsidiaries taken as a whole.
Section 5.7    Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
Section 5.8    Capitalization. Schedule 5.8 constitutes: (a) a correct and complete list of all Persons holding ownership interests, and/or and having rights to acquire ownership interests which if fully exercised would cause such Person to hold ownership interests, in excess of five percent (5%) of all ownership interests of the Borrower on a fully diluted basis as of the date hereof and (b) an organizational chart showing the ownership structure of all Subsidiaries of the Borrower as of the date hereof.
Section 5.9    Taxes. The Borrower and its Subsidiaries have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them, provided that Borrower shall not be required to pay any such taxes, assessments, charges or claims whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made. The Borrower and its Subsidiaries have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Subsidiaries, as the case may be, are required to be filed, and the Borrower and its Subsidiaries have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due, provided that Borrower shall not be required to pay any such taxes, assessments, charges or claims whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.
Section 5.10    Titles and Liens. The Borrower has good and absolute title to all Collateral given by it free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.
Section 5.11    Intellectual Property Rights.
(a)    Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which the Borrower or any of its Subsidiaries is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) each Person identified on Schedule 5.11 as owning Intellectual Property owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Person identified on Schedule 5.11 as owning Intellectual Property owns or has been granted any right in its Owned Intellectual Proper, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) each Person identified on Schedule 5.11 as owning Intellectual Property has taken all commercially reasonable action necessary to maintain and protect its Owned Intellectual Property.
(b)    Agreements with Employees and Contractors. Each Person identified on Schedule 5.11 as owning Intellectual Property has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to it, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with it (except to the extent prohibited by law), and further requiring such Person to cooperate with it, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.
(c)    Intellectual Property Rights Licensed from Others. Schedule 5.11 is a complete list of all agreements under which the Borrower or any of its Subsidiaries has licensed intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off- the-shelf Software") and a summary of any ongoing payments the licensee is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements copies of which have been given to the Lender, the licenses of the Borrower and its Subsidiaries to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, neither the Borrower nor any of its Subsidiaries is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

(d)    Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the businesses of the Borrower and its Subsidiaries as they presently conducted or as the Borrower reasonably foresees conducting it.
(e)    Infringement. Except as disclosed on Schedule 5.11, the Borrower and its Subsidiaries have no knowledge of, and have not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (Including any written claim that the Borrower or any of its Subsidiaries must license or refrain from using the Intellectual Property Rights of any third party) nor, to the knowledge of the Borrower or any of its Subsidiaries, is there any threatened claim or any reasonable basis for any such claim.
Section 5.12    Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any of its ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any of its ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).
Section 5.13    Default. The Borrower and its Subsidiaries are in compliance with all provisions of all agreements, instruments, decrees and orders to which they are parties or by which they or their property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Subsidiaries taken as a whole.
Section 5.14    Environmental Matters.
(a)    To the best knowledge of the Borrower, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower, any of the Borrower's Subsidiaries or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.
(b)    To the best knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.
(c)    There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises, the Borrower or any Subsidiary of the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the best knowledge of the Borrower, no such matter is threatened or impending.
(d)    To the best knowledge of the Borrower, the businesses of the Borrower and its Subsidiaries are and have in the past always been conducted in all material respects in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the possession of the Person conducting such Business and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.
(e)    To the best knowledge of the Borrower, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.
(f)    The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or the businesses of the Borrower and the Subsidiaries of the Persons comprising Borrower.
Section 5.15    Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with the Borrower's request for the credit facilities contemplated hereby is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.
Section 5.16    Financing Statements. The Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.
Section 5.17    Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.
Section 5.18    Patriot Act. To the extent applicable, Borrower is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).
Section 5.19    Investment Company Act. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
Section 5.20    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Neither Borrower nor any of its Subsidiaries is in violation of any Sanctions. Neither Borrower nor any of its Subsidiaries nor, to the knowledge of Borrower, any director, officer, employee, agent or Affiliate of Borrower or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Advance made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including Lender, Bank Product Provider, or other individual or entity participating in any transaction).
Section 5.21    Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, neither the Borrower nor any of its Subsidiaries taken as a whole:
(a)    was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;
(b)    has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Subsidiary are unreasonably small;
(c)    by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;
(d)    by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and
(e)    at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.
ARTICLE VI

COVENANTS
So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:
Section 6.1    Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

(a)    Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Subsidiary of the Borrower, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.
(b)    Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Subsidiary of the Borrower, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial Officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower's financial position and the results of its operations, (it) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.
(c)    Collateral Reports. Monthly, or more frequently if the Lender so requires, the Borrower shall deliver to the Lender a calculation of the Borrowing Base showing in reasonable detail the respective amounts of Eligible Accounts, Eligible Equipment and Eligible Inventory as of the date of the reporting, provided however, in the event that Availability is less than the greater of $16,000,000.00 and 20% of the Maximum Line, said reporting shall be provided once every other week or more frequently if the Lender so requires, until the date that Availability has equaled or exceeded the greater of $16,000,000.00 and 20% of the Maximum Line for 60 consecutive days.
(d)    Projections. At least 30 days before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial Officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

(e)    Litigation. Immediately after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any of its Subsidiaries (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $500,000.00.
(f)    Defaults. As promptly as practicable (but in any event not later than five business days) after an Officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.
(g)    Plans. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan of the Borrower or any of its Subsidiaries has occurred, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such Reportable Event and the action which the Borrower or its Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower or any Subsidiary fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such failure and the action which the Borrower or its Subsidiary proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event with 10 days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such liability and the action which Borrower proposes to take with respect thereto.
(h)    Disputes. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (i) any disputes or claims by the customers of the Borrower or any of its Subsidiaries exceeding $500,000.00 individually or $1,000,000.00 in the aggregate during any fiscal year; (ii) credit memos; and (iii) any goods returned to or recovered by the Borrower.
(i)    Collateral. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any loss of or damage (valued in excess of $100,000.00) to any Collateral or of any material adverse change in any Collateral or the prospect of payment thereof.
(j)    Commercial Tort Claims. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims it or any of its Subsidiaries may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the damages of the Borrower or its Subsidiary, copies of any complaint or demand letter submitted by the Borrower or its Subsidiary, and such other information as the Lender may request,
(k)    Intellectual Property.
(i)    The Borrower will give the Lender 10 days prior written notice of the intent of it or any of its Subsidiaries to acquire or dispose of material Intellectual Property Rights (other than transfers permitted under Section 6.17); and upon request, shall provide the Lender with copies of all applicable documents and agreements.

(ii)    Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (A) any Infringement by others of the Intellectual Property Rights of it or any of its Subsidiaries to acquire material Intellectual Property Rights, (B) claims that the Borrower or any of its Subsidiaries is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of the Intellectual Property Rights of the Borrower or any of its Subsidiaries.
(iii)    Promptly upon receipt, the Borrower will give the Lender copies of all registrations and filings with respect to the Intellectual Property Rights of the Borrower or any of its Subsidiaries.
(l)    Reports to Owners. The Borrower will promptly file with the Securities and Exchange Commission copies of all financial statements, reports and proxy statements which the Borrower has sent to its Owners and endeavor to deliver them to the Lender.
(m)    SEC Filings. The Borrower will endeavor to deliver to the Lender copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange.
(n)    Violations of Law. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the violation of any law, rule or regulation by the Borrower or any of its Subsidiaries, the non-compliance with which could materially and adversely affect the business or financial condition of the Borrower or any of its Subsidiaries.
(o)    Debt Documents. Concurrently with the execution, receipt or delivery thereof (but without duplication of any notices provided to Lender under this Agreement), (i) copies of all material notices (including, without limitation, default notices), reports, statements or other material information that any Borrower executes, receives or delivers in connection with any Term Loan Loan Document, and (ii) copies of any amendments, restatements, supplements or other modifications, waivers, consents or forbearances that any Borrower executes, receives or delivers with respect to any Term Loan Loan Document.
(p)    Other Reports. From time to time, with reasonable promptness, the Borrower will deliver, or cause to be delivered, to the Lender any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.
Section 6.2    Financial Covenants.
(a)    Fixed Charge Coverage Ratio.        Borrower shall for the Test Period ending immediately prior to the first day of any Covenant Testing Period and for each Test Period ending of the last day of each fiscal quarter occurring thereafter until the end of such Covenant Testing Period (including the last day thereof), maintain a Fixed Charge Coverage Ratio for such Test Period of not less than (i) at all times during the first eighteen (18) months after the Closing date, 1.10 to 1.00, and (ii) after the eighteenth (18th) month after the Closing Date, 1.20 to 1.00.

(b)    Senior Leverage Ratio.    The Borrower shall not permit the Senior Leverage Ratio for any Test Period for which the last fiscal quarter ends on or about the date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Senior Leverage Ratio
March 31, 2019	3.00:1.00
June 30, 2019	3.00:1.00
September 30, 2019	3.00:1.00
December 31, 2019	3.00:1.00
March 31, 2020	3.00:1.00
June 30, 2020	3.00:1.00
September 30, 2020	2.75:1.00
December 31, 2020	2.75:1.00
March 31, 2021	2.75:1.00
June 30, 2021	2.75:1.00
September 30, 2021	2.50:1.00
December 31, 2021	2.50:1.00
March 31, 2022	2.50:1.00
June 30, 2022	2.50:1.00
September 30, 2022 and the last day of each fiscal quarter thereafter	2.25:1.00

(c)    Minimum Monthly Stop Loss.    The Borrower will not permit the Net Loss of Borrower and its Subsidiaries on a consolidated basis to exceed $600,000.00 in the aggregate in any one month or $1,000,000.00 in the aggregate during any two consecutive months during any fiscal year.
Section 6.3    Permitted Liens; Financing Statements.
(a)    Neither the Borrower, any of its Subsidiaries, nor any of their ERISA Affiliates will create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):
(i)    covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

(ii)    Liens in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4;
(iii)    the Security Interest and Liens created by the Security Documents;
(iv)    purchase money Liens relating to the acquisition of machinery and equipment not exceeding the lesser of cost or fair market value thereof, not exceeding $50,000.00 for any one purchase or $200,000.00 in the aggregate for the Borrower and its Subsidiaries during any fiscal year, and so long as no Default Period is then in existence and none would exist immediately after such acquisition;
(v)    Liens related to precautionary financing statements filed by customers of Borrower or its Subsidiaries describing only materials sold to, and paid for in full by, such customers;
(vi)    Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
(vii)    Liens imposed by law, such as landlord, carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books;
(viii)    Liens for taxes, assessments or governmental charges or levies on its property if the same are not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its book;
(ix)    attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000.00 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
(x)    Liens on deposits to secure and Borrower’s and its Subsidiaries’ obligations in connection with worker’s compensation, unemployment insurance, old age pensions, or other social security or retirement benefits;
(xi)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xii)    Liens securing the Indebtedness permitted by Section 6.4(i), so long as such Liens are subject to the terms and conditions of the Intercreditor Agreement; and

(xiii)    Liens not otherwise permitted by this section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $250,000.00 at any one time.
(b)    The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.
Section 6.4    Indebtedness. Neither the Borrower nor any of its Subsidiaries will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on behalf of Borrower or any of its Subsidiaries to, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:
(a)    indebtedness arising hereunder;
(b)    indebtedness in existence on the date hereof and listed in Schedule 6.4 hereto;
(c)    indebtedness associated with trade payables and short term debt incurred in the ordinary course of business;
(d)    indebtedness relating to Permitted Liens (other than Term Loan Indebtedness) or composing investments permitted pursuant to Section 6.6;
(e)    unsecured indebtedness representing deferred compensation to employees or directors of the Borrower and its Subsidiaries incurred in the ordinary course of business and in an aggregate outstanding amount not to exceed $5,000,000;
(f)    indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;
(g)    indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any warranty or contractual service obligations, performance, surety, statutory, appeal, bid, payment (other than payment of indebtedness) or completion of performance guarantees or similar obligations incurred in the ordinary course of business;
(h)    indebtedness in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business;
(i)    Term Loan Indebtedness, in an aggregate principal amount not exceeding the Term Loan Maximum Amount, so long as such Indebtedness is subject to the terms and conditions of the Intercreditor Agreement; and
(j)    additional indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $250,000.00 at any one time outstanding.

Section 6.5    Guaranties. Neither the Borrower nor any of its Subsidiaries will permit any of its Subsidiaries to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:
(a)    the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(b)    guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.5 hereto.
(c)    guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations;
(d)    guaranties of the Borrower or any Subsidiary of contractual obligations (other than indebtedness) of the Borrower or any Subsidiary that are not prohibited by this Agreement.
Section 6.6    Investments and Subsidiaries. Neither the Borrower nor any of its Subsidiaries will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except:
(a)    investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or ''A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);
(b)    travel advances or loans to the Officers and employees of the Borrower and its Subsidiaries not exceeding at any one time $ 100,000.00 for the Borrower and its Subsidiaries in the aggregate;
(c)    advances in the form of progress payments, prepaid rent not exceeding two (2) months or security deposits;
(d)    current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.4 hereto;
(e)    extensions of trade credit in the ordinary course of business;
(f)    promissory notes or other non-cash consideration received in connection with any dispositions permitted under this Agreement;
(g)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(h)    Investments constituting Permitted Indebtedness;

(i)    deposit accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation;
(j)    deposits of cash made in the ordinary course of business to secure performance of operating leases;
(k)    addition to investments otherwise expressly permitted by this Section, investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $250,000.00 during the term of this Agreement;
(l)    the Graywolf Acquisition to the extent consummated on the Closing Date in accordance with the Graywolf Acquisition Documents.
If the Borrower forms or acquires in accordance herewith any new Subsidiary, the Borrower will execute a Collateral Security Agreement covering such Subsidiary and will cause such Subsidiary to execute a guaranty of the Obligations in favor of the Lender or, if the Lender elects, join in this Agreement, as a co- borrower; provided, however, that the foregoing requirements shall not apply to any Subsidiary that is a controlled foreign corporation (as that term is defined in the IRC).
Section 6.7    Dividends and Distributions and Other Payment Restrictions.
(a)    Except as provided in this Section 6.7, neither the Borrower nor any of its Subsidiaries will declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or other ownership interests or make any payment on account of the purchase, redemption or other retirement of any such stock or other ownership interests or make any distribution in respect thereof, either directly or indirectly, without the consent of the Lender, which consent may not be unreasonably withheld. So long as Borrower is a "pass-through" tax entity for United States federal income tax purposes, and after first providing such supporting documentation as Lender may reasonably request (including the personal state and federal tax returns (and all related schedules) of each Owner net of any prior year loss carry-forward, Borrower may pay Pass-Through Tax Liabilities. In addition, so long as (i) there is not a then existing Event of Default or Default Period both before and after giving effect to the applicable dividend or distribution, (ii) there is not less than $15,000,000.00 of Average Availability after giving effect to the applicable dividend or distribution, and (iii) there is not less than $15,000,000.00 of Availability immediately prior to and after giving effect to the applicable dividend or distribution, the Borrower may declare and pay dividends and distributions.
(b)    Neither the Borrower nor any of its Subsidiaries will, except in connection with refinancing Indebtedness permitted by Section 6.4, optionally prepay, redeem, defease, purchase, or otherwise optionally acquire any Indebtedness of any Loan Party or any of their respective Subsidiaries, other than (i) the Obligations in accordance with this Agreement, (ii) purchase money Indebtedness that is permitted under Section 6.4 or intercompany Indebtedness that is permitted under Section 6.4 and (iii) as permitted under the subordination terms and conditions of any Indebtedness that has been contractually subordinated in right of payment to the Obligations.
Section 6.8    Post-Closing Covenants. Borrower hereby covenants and agrees to the following:
(a)    Within thirty (30) days of the Closing Date (or such later date as determined by the Lender in its sole discretion), the Lender shall have received, with respect to the insurance coverage required by Section 6.14, to the extent not delivered to the Lender on or prior to the Closing Date, evidence of such endorsements as to the named insureds or loss payees, or in the case of business interruption insurance, collateral assignees, thereunder as the Lender may request and providing that the applicable policies may be terminated or cancelled (by the insurer or the insured thereunder) only upon 30 days' (10 days' in the case of non-payment) prior written notice to the Lender and each such named insured or loss payee.
(b)    Within sixty (60) days of the Closing Date (or such later date as determined by the Lender in its sole discretion), the Lender shall have received with respect to Real Estate Collateral owned in fee by a Loan Party that is a DBM Entity, to the extent not delivered to the Lender on or prior to the Closing Date, a Mortgage (or amended and restated Mortgage) duly executed by the applicable Loan Party, in recordable form, together with such other Real Estate Deliverables as the Lender may request.
(c)    Within forty-five (45) days of the Closing Date (or such later date as determined by the Lender in its sole discretion), the Lender shall have received, to the extent not delivered to the Lender on or prior to the Closing Date, all control agreements with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract of any Loan Party existing on the Closing Date that, in the reasonable judgment of Lender, is required for the Loan Parties to comply with the Loan Documents, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution.
(d)    Within sixty (60) of the Closing Date (or such later date as determined by the Lender in its sole discretion), the Lender shall have received with respect to Real Estate Collateral owned in fee by a Loan Party that is a Graywolf Entity (other than the Real Estate with the address of 3029 S. Suncoast Blvd., Homosassa, FL 34448), to the extent not delivered to the Lender on or prior to the Closing Date, a Mortgage duly executed by the applicable Loan Party, in recordable form, together with such other Real Estate Deliverables as the Lender may request.
(e)    Within ninety (90) days of the Closing Date (or such later date as determined by the Lender in its reasonable discretion), the Loan Parties shall have used commercially reasonable efforts to deliver to the Lender shall have received a landlord waiver or a collateral access agreement, as applicable, in form and substance reasonably satisfactory to the Lender, with respect to each of the Material Leases set forth on Schedule III to the Security Agreement (as defined in the Term Loan Credit Agreement), duly executed by each landlord, bailee, warehouseman, or other Person counterparty to such Material Lease, as applicable.
(f)    Within one hundred and twenty (120) days of the Closing Date (or such later date as determined by the Lender in its reasonable discretion), the Lender shall have received evidence reasonably satisfactory to it that the Loan Parties have caused Wells Fargo Bank to be the principal depository bank of each Loan Party, including for the maintenance of all operating, collection, disbursement and other deposition accounts and for cash management services. The Loan Parties shall keep Wells Fargo Bank as its principal depository bank during the term of this Agreement.
(g)    Within ten (10) days of the Closing Date (or such later date as determined by the Lender in its sole discretion), the Lender shall have received a customary opinion of outside counsel to the Loan Parties, in form and substance reasonably satisfactory to the Lender.

(h)    Within ten (10) days of the Closing Date (or such later date as determined by the Lender in its sole discretion), Borrower shall deliver or cause to be delivered to Lender evidence reasonably satisfactory to Lender of the termination of (i) that certain Receivables Purchase Agreement, dated as of May 7, 2015, by and among Inco Services, Inc., a Georgia corporation, JPMorgan Chase Bank, N.A., and the other parties thereto and (ii) that certain UCC-1 filing, filed and recorded on May 13, 2015 at the Georgia Superior Court Clerks’ Cooperative Authority with File Number 007-2015-013803 in favor of JPMorgan Chase Bank, N.A.
(i)    Within ten (10) days of the Closing Date (or such later date as determined by the Lender in its sole discretion), Borrower shall deliver or cause to be delivered to Lender evidence reasonably satisfactory to Lender of the termination of that certain State Tax Lien Filing in the Commonwealth of Kentucky against Midwest Environmental Inc., Lien No. 20170672, recorded on July 24, 2017 by the Kentucky Division of Unemployment Insurance with Document No. 1598393.
Section 6.9    Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account (a) pertaining to the Collateral, (b) for itself, and (c) pertaining to its businesses and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all of its company and financial books and records at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to it, and to discuss its affairs with any of its Directors, Officers, employees or agents. The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at its expense and the expense of the Borrower, all financial information, books and records, work papers, management reports and other information in their possession regarding it and its Subsidiaries. The Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any of its properties at any time during ordinary business hours and, so long as not Event of Default then exists, upon reasonable advance notice. The Borrower will, and will cause each of its Subsidiaries to, permit Lender and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Lender may designate, at Borrower’s expense, subject to the limitations set forth below in Section 2.17
Section 6.10    Account Verification, At any time during the existence of an Event of Default or Default Period, the Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. At any time during the existence of an Event of Default or Default Period, the Lender may also at any time and from time to time, after notice to the Borrower, telephone account debtors and other obligors to verify accounts.
Section 6.11    Compliance with Laws.
(a)    The Borrower and its Subsidiaries will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect their respective businesses or financial condition and (ii) use and keep the Collateral given by it, and require that others use and keep the Collateral given by it, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.
(b)    Without limiting the foregoing undertakings, the Borrower and each of its Subsidiaries will comply in all material respects with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

Section 6.12    Payment of Taxes and Other Claims. The Borrower and its Subsidiaries will pay or discharge when due (a) all taxes, assessments and governmental charges levied or imposed upon it or upon their respective income or profits, upon any of their respective properties (including the Collateral given by them) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes that they are respectively required to be withheld by them, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.
Section 6.13    Maintenance of Properties.
(a)    The Borrower and its Subsidiaries will keep and maintain, all of their respective property (including the Collateral given by it) and necessary or useful in their respective businesses in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.13 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in such Person's judgment, desirable in the conduct of such Person's business and not disadvantageous in any material respect to the Lender. The Borrower and its Subsidiaries will take all commercially reasonable steps necessary to protect and maintain their respective Intellectual Property Rights.
(b)    The Borrower will defend the Collateral given by it against all Liens, claims or demands of all other Persons claiming the Collateral or any interest therein. The Borrower will keep all Collateral given by it free and clear of all Liens except Permitted Liens. The Borrower and its Subsidiaries will take all commercially reasonable steps necessary to prosecute any Person Infringing their respective Intellectual Property Rights and to defend themselves against any Person accusing them of Infringing any Person's Intellectual Property Rights.
Section 6.14    Insurance. The Borrower and its Subsidiaries will obtain and maintain, insurance with insurers believed by them to be responsible and reputable, in such amounts and against such risks as may from time to time be reasonably required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which they operate. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure; and the Borrower will at all times keep all tangible Collateral given by it insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured. If at any time the area in which any Real Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is reasonable and customary for companies engaged in the business of operating supermarkets, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in the same business as the Borrower.
Section 6.15    Preservation of Existence. Except as permitted hereunder, the Borrower and its Subsidiaries will preserve and maintain their respective existence and their rights, privileges and franchises necessary or desirable in the normal conduct of their respective business and shall conduct their respective businesses in an orderly, efficient and regular manner.
Section 6.16    Delivery of Instruments, Further Assurances, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral given by it, duly endorsed or assigned by it.
Section 6.17    Sale or Transfer of Assets; Suspension of Business Operations. Except for transfers among the entities constituting Borrower, neither the Borrower nor any of its Subsidiaries will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary of such Person, (ii) all or a substantial part of its assets, or (iii) any Collateral given by it or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations; provided however, subject to the provisions of Section 6.2(d), the Borrower may replace obsolete or damaged machinery, equipment, fixtures or furniture in the ordinary course of business. Neither the Borrower nor any of its Subsidiaries will transfer any part of its ownership interest in any Intellectual Property Rights or permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that such Person may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, such Person will pay over the proceeds to the Lender for application to the Obligations. Neither the Borrower nor any of its Subsidiaries will and will not permit any of its Subsidiaries to, license any other Person to use any of such Person's Intellectual Property Rights, except that the Borrower and its Subsidiaries may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.
Section 6.18    Consolidation and Merger; Asset Acquisitions. Except for mergers between entities constituting the Borrower or mergers of a Subsidiary into a Borrower so long as such Borrower is the survivor or such merger, neither the Borrower nor any of its Subsidiaries will consolidate with or merge into any other Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.
Section 6.19    Sale and Leaseback. Neither the Borrower nor any of its Subsidiaries will enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or any of its Subsidiaries, as the case may be, shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Person selling or transferring the property intends to use for substantially the same purpose or purposes as the property being sold or transferred.
Section 6.20    Restrictions on Nature of Business. Neither the Borrower nor any of its Subsidiaries will engage in any line of business materially different from that presently engaged in by such Person or purchase, lease or otherwise acquire assets not related to its business.
Section 6.21    Accounting. Neither the Borrower nor any of its Subsidiaries will make any material change in accounting principles other than as required by GAAP. Neither the Borrower nor any of its Subsidiaries will adopt, permit or consent to any change in such Person's fiscal year.
Section 6.22    Discounts, etc. After notice from the Lender, neither the Borrower nor any of its Subsidiaries will grant, any discount, credit or allowance to any customer of the Borrower or the Subsidiary, as the case may be, or accept any return of goods sold. Neither the Borrower nor any of its Subsidiaries will modify, amend, subordinate, cancel or terminate, the obligation of any account debtor or other obligor of the Borrower or the Subsidiary, as the case may be.
Section 6.23    Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii)

incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.
Section 6.24    Place of Business; Name. Neither the Borrower nor any of its Subsidiaries will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or jurisdiction of organization without providing at least 20 days prior written notice of such name change.
Section 6.25    Constituent Documents and Other Documents. The Borrower will not (i) amend its Constituent Documents in any manner materially adverse to Lender and (ii) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of the Term Loan Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness, if such amendment, modification or change would be prohibited by the terms of the Intercreditor Agreement.
Section 6.26    Performance by the Lender. If an Event of Default occurs due to Borrower’s failure to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such Event of Default shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof, the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, after the occurrence and during the continuance of an Event of Default, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.26.
Section 6.27    Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries will engage in any transaction with any of such Person's Affiliates, except (a) for reasonable allocations of overhead to such Affiliate; (b) in the ordinary course of business, pursuant to the reasonable requirements of such Person's business, upon fair and reasonable terms no less favorable to such Person than such Person would obtain in a comparable arms' length transaction, and with the obligations owing to the Affiliate fully subordinated to the Obligations pursuant to a subordination agreement executed by the Affiliate and the Lender in form and substance satisfactory to the Lender; and the transactions described in Schedule 6.27.
Section 6.28    Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in Section 6.17, if the Borrower or any of its Subsidiaries sells any of the Collateral or if any of the Collateral is lost or destroyed or taken by condemnation, the Borrower shall, unless otherwise agreed by Lender or unless constituting proceeds of Term Loan Priority Collateral, pay to Lender as and when received by the Borrower or such Subsidiary and as a mandatory reduction of the outstanding principal balance of the Revolving Advances, a sum equal to the proceeds (including insurance payments but net of reasonable costs and taxes incurred in connection with such sale or event) received by the Borrower or such Subsidiary from such sale, loss, destruction or condemnation. Notwithstanding the foregoing, if the proceeds of insurance (net of reasonable costs and taxes incurred) with respect to any loss or destruction of Equipment or Inventory (i) are less than $1,000,000.00, unless an Event of Default or Default Period is then in existence, the Lender shall remit such proceeds to the Borrower for use in replacing or repairing the damaged Collateral, or (ii) are equal to or greater than $1,000,000.00 and the Borrower has requested that the Lender agree to permit the Borrower or the applicable Subsidiary to repair or replace the damaged Collateral, such amounts may, with the consent of the Lender, be remitted to the Borrower to permit such repair or replacement under this clause (ii); provided that such amounts shall remain deposited at all times in the Collateral Account and, to the extent the Borrower or its respective Subsidiary has not used such amounts to repair or replace such damaged Collateral within one-hundred eighty (180) days after the Borrower's receipt thereof, such amounts shall be paid to the Lender for application to the outstanding principal balance of the Revolving Advances.
Section 6.29    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Borrower will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of Borrower and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Borrower shall and shall cause its Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
Section 6.30    Immaterial Subsidiaries. Borrower will not permit the Immaterial Subsidiaries to (a) own any assets (other than assets of a de minimis nature), (b) have any liabilities (other than liabilities of a de minimis nature), or (c) engage in any business activity.
Section 6.31    Credit Enhancements. If the Term Loan Agent or any holder of the Term Loan Indebtedness receives any additional guaranty, letter of credit, or any other credit enhancement after the Closing Date from any Borrower or any of its Subsidiaries, Borrower shall cause the same to be granted to the Lender and upon the Lender’s reasonable request, Borrower or its Subsidiaries shall enter into such amendments to this Agreement (including Section 3.1 hereof) or new Loan Documents, as may be reasonably requested by Lender to effect this Section 6.31.
ARTICLE VII

EVENTS OF DEFAULT, RIGHTS AND REMEDIES
Section 7.1    Events of Default. "Event of Default," wherever used herein, means any one of the following events:
(a)    Default in the payment of any Obligations when they become due and payable and the continuation of such default for three (3) business days;
(b)    Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement, except the covenants and agreements described in Section 7.1(a) or 7.1(d);
(c)    A Change of Control shall occur;
(d)    A Default in the performance, or breach of any covenant or agreement of the Borrower in (i) Section 6.9 or 6.15 which is not cured within ten (10) days after the Lender gives the Borrower notice of such default, or (ii) Sections 6.10-6.13 (inclusive) or 6.16 which is not cured within thirty (30) days after the Lender gives the Borrower notice of such default; provided that, in each case, no notice or cure period shall be applicable with respect to the third and subsequent defaults in respect of the same provisions of this Agreement during the same fiscal year of the Borrower;
(e)    The Borrower, any of its Subsidiaries or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower, any of its Subsidiaries or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower, any of its Subsidiaries or such Guarantor, as the case may be; or the Borrower, any of its Subsidiaries or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower, any of its Subsidiaries or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower, any of its Subsidiaries or any Guarantor;
(f)    A petition shall be filed by or against the Borrower, any of its Subsidiaries or any Guarantor under the United States Bankruptcy Code naming the Borrower, any of its Subsidiaries or such Guarantor as debtor; provided, however, that in the case of a filing of a petition against a Person, if the Person has commenced controverting such petition within thirty (30) days after the filing of the petition and is diligently continuing to controvert the petition, the Lender's remedy shall be limited to ceasing to make Revolving Advances and to ceasing to cause Letters of Credit to be issued until the earlier (the "Full Remedies Date") of the date ninety (90) days after the filing of the petition or the date an order for relief is entered against the Person;
(g)    Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;
(h)    The rendering against the Borrower or any of its Subsidiaries or any Guarantor of an arbitration award, final judgment, decree or order for the payment of money, which when aggregated with all other such awards, judgments, decrees and orders against the Borrower and its Subsidiaries or any Guarantor, exceeds the sum of $1,000,000.00 in excess of any insurance coverage plus any reserves made for such awards, judgments, decrees and orders, and the continuance of such award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;
(i)    If there is a default in one or more agreements to which the Borrower, any Guarantor, or any of their respective Subsidiaries is a party with one or more third Persons relative to any such Person’s indebtedness involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Borrower’s, such Guarantor’s, or such Subsidiary’s obligations thereunder;
(j)    Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan of the Borrower or any of its Subsidiaries or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan of the Borrower or any of its Subsidiaries; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan of the Borrower or any of its Subsidiaries or to appoint a trustee to administer any Pension Plan of the Borrower or any of its Subsidiaries; or the Borrower, any of its Subsidiaries or any of their ERISA Affiliates shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower, any of its Subsidiaries or any of their ERISA Affiliates shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the assets of the Borrower or any of its Affiliates in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower or any of its Subsidiaries to the Multiemployer Plan under Title IV of ERISA,
(k)    An event of default shall occur under any Security Document;
(l)    Except as expressly permitted hereunder, the Borrower or any of its Subsidiaries shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;
(m)    A Term Default shall have occurred and be continuing; provided that if a Term Default occurs at a time when no Advances have been outstanding for a period of thirty (30) consecutive days, then an Event of Default shall not arise under this Agreement until such Term Default has been continuing for thirty (30) days;
(n)    Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform his obligations under his guaranty or support agreement in favor of the Lender, or any other Guarantor shall cease to exist;
(o)    Any material adverse change in the business or financial condition of the Borrower (taken as a whole) shall occur; or
(p)    [Intentionally Deleted]
(q)    [Intentionally Deleted]
(r)    [Intentionally Deleted]
Section 7.2    Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:
(a)    the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;
(b)    the Lender may, by notice to the Borrower (the "Actual Acceleration Notice"), declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without demand, presentment, protest, or other notice of any kind (including, without limitation, notice of dishonor, notice of default, and notice of intent to accelerate the maturity of the Obligation), all of which the Borrower waives except for the Actual Acceleration Notice;

(c)    the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;
(d)    the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral given by and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;
(e)    the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.5, an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;
(f)    the Lender may exercise and enforce its rights and remedies under the Loan Documents; and
(g)    the Lender may exercise any other rights and remedies available to it by law or agreement.
Notwithstanding the foregoing or anything to the contrary in any of the other Loan Documents, upon the occurrence of an Event of Default described in subsections (e) or (f) of Section 7.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind; provided, however, that in the case of an involuntary petition resulting in an Event of Default under subsection (f) of Section 7.1, the Obligations shall be immediately due and payable automatically on the Full Remedies Date without demand, presentment, protest, or notice of any kind (including, without limitation, notice of dishonor, notice of default, notice of intent to accelerate the maturity of the Obligation and actual notice of acceleration), all of which the Borrower waives without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.
Section 7.3    Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.
ARTICLE VIII

MISCELLANEOUS
Section 8.1    No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
Section 8.2    Amendments, Etc. No amendment, modification, termination or waiver of any provision, of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle such Person or any other Person to any other or further notice or demand in similar or other circumstances.
Section 8.3    Addresses for Notices; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(b), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay Lender the maximum amount allowed by law for responding to such requests.
Section 8.4    Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, mortgages, deeds of trust, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).
Section 8.5    Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender or its Affiliates in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.
Section 8.6    Indemnity. In addition to the payment of expenses pursuant to Section 8.5, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the ''Indemnitees") from and against any of the following (collectively, "indemnified Liabilities"):

(i)    any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;
(ii)    any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.11(b); and
(iii)    except to the extent arising from judgments in favor of the Borrower against the Lender on account of the Lender's breach of its obligations under this Agreement, any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.
If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.
Section 8.7    Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.
Section 8.8    Execution in Counterparts; Electronic Transmission. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
Section 8.9    Retention of Borrower's Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

Section 8.10    Binding Effect; Assignment; Complete Agreement; Exchanging information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. THIS AGREEMENT, TOGETHER WITH THE LOAN DOCUMENTS, COMPRISES THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER THEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER THEREOF; AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, participant's accountants, lawyers, participant's lawyers and Lender's and participant's other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.
Section 8.11    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
Section 8.12    Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 8.13    Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. Except as expressly provided in another Loan Document, the Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Arizona in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the State or Federal courts located in Maricopa County, Arizona; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 8.14    Co-Borrowers.
(a)    All Advances may be made solely to, and all Letters of Credit may be issued for solely the account of, DBM Global, at the Lender's election, any other Person comprising the Borrower; and in such case they shall be deemed received by all Persons comprising the Borrower. Any payments on the Advances received by the Lender shall be credited to the Advances for the benefit of all Persons comprising the Borrower. It is expressly agreed and understood by each Person comprising the Borrower that Lender shall have no responsibility to inquire into the apportionment, allocation or disposition of any Advances made to another Borrower. Each Person comprising the Borrower hereby irrevocably appoints DBM Global and each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including, without limitation, the giving and receiving of notices and other communications, the making of requests for Advances and Letters of Credit, the execution and delivery of certificates and the receiving and allocating of Advances from the Lender.

(b)    Each Person comprising the Borrower represents and warrants to Lender that the joint handling of the Loan is jointly desired by all Persons comprising the Borrower. Each Person comprising the Borrower expects to derive benefit, directly or indirectly, from the joint borrowing.
(c)    Neither demand on, nor the pursuit of any remedies against, any Borrower shall be required as a condition precedent to, and neither the pendency nor the prior termination of any action, suit or proceeding against any other Borrower (whether for the same or a different remedy) shall bear on or prejudice the making of a demand on any Borrower by the Lender and commencement against any other Borrower after such demand, of any action, suit or proceeding, at law or in equity, for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy.
(d)    Each Person comprising the Borrower agrees to perform the Obligations of the other Persons comprising the Borrower, whether or not it is a party to the Loan Document creating the Obligations. Each Borrower's liability under the Loan Documents is primary, direct, immediate, joint and several with that of the other Persons comprising the Borrower. Neither (i) the exercise or the failure to exercise by the Lender of any rights or remedies conferred on it under the Loan Documents, hereunder or existing at law or otherwise, or against any security for performance of the Obligations, (ii) the commencement of an action at law or the recovery of a judgment at law against any other Borrower or any surety and the enforcement thereof through levy or execution or otherwise, (iii) the taking or institution or any other action or proceeding against any other Borrower or any surety nor (iv) any delay in taking, pursuing or exercising any of the foregoing actions, rights, powers or remedies (even though requested by any of the Persons comprising Borrower) by Lender or anyone acting for the Lender, shall extinguish or affect the obligations of any of the Persons comprising the Borrower under the Loan Documents.
(e)    Each Borrower hereby expressly waives: (i) all diligence in collection or protection of or realization on the Obligations or any part thereof, any obligation hereunder, or any security for or guarantee of any of the foregoing; (ii) any defense based upon a marshaling of assets; (iii) any defense arising because of the Lender's election under Section 1111(b)(2) of the United States Bankruptcy Code ("Bankruptcy Code") in any proceeding instituted under the Bankruptcy Code; (iv) any defense based on post-petition borrowing or the grant of a security interest by any other Borrower under Section 364 of the Bankruptcy Code; (v) any duty on the part of the Lender to disclose to any other Person comprising Borrower any facts Lender may now or hereafter know about any other Person comprising the Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which such Person intends to assume or has reason to believe that such facts are known such Person or has a reasonable opportunity to communicate such facts to such Person, because each Person comprising the Borrower represents and warrants that it is fully responsible for being and keeping informed of the financial condition of the other Persons comprising the Borrower and of all circumstances bearing on the risk of non-payment of any Obligations; (vi) any and all suretyship defenses and defenses in the nature thereof under Arizona and/or any other applicable law, including, without limitation, the benefits of the provisions of Sections 12-1641 through 12-1646, of the Arizona Revised Statutes, Sections 17 and 21, A.R.C.P., and all other laws of similar import; and (vii) all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Person's rights of subrogation and reimbursement against the principal by the operation of law or otherwise.

(f)    Each Person comprising the Borrower agrees that it will not assert against the Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to the other Persons comprising the Borrower with respect to the Loan Documents (or the Loan), or any set off available to the other Persons comprising the Borrower against the Lender, whether or not on account of a related transaction.
(g)    The benefits, remedies and rights provided or intended to be provided hereby for the Lender are in addition to and without prejudice to any rights, benefits, remedies or security to which the Lender might otherwise be entitled.
(h)    Anything else contained herein to the contrary notwithstanding, the Lender, from time to time, without notice to any Borrower, may take all or any of the following actions without in any manner affecting or impairing the obligations of any other Borrower under the Loan Documents: (i) obtain a lien on or a security interest in any property to secure any of the Obligations, either consensually or by operation of law; (ii) retain or obtain the primary or secondary liability of any Person(s), in addition to the Persons comprising the Borrower, with respect to any of the Obligations; (iii) renew, extend or otherwise change the time for payment or performance of any of the Obligations for any period; (iv) release or compromise any liability of the other Persons comprising the Borrower under the Loan Documents or any liability of any nature of any other person(s) with respect to the Obligations; (v) exchange, enforce, waive, release and apply any security for the performance of the Obligations and direct the order or manner of the proceeds of such security for any of the Obligations, whether or not the Lender shall proceed against any other Person primarily or secondarily liable on any of the Obligations; (vi) agree to any amendment (including, without limitation, any amendment which changes the amount of interest to be paid under the Loan Documents or extends the period of time during which the other Persons comprising the Borrower may obtain Advances or Letters of Credit) to the Loan Documents or any waiver of any provisions of the Loan Documents and/or exercise the Lender's rights to consent to any action or non-action of the Lender which may violate the covenants and agreements contained in the Loan Documents with or without consideration, on such terms and conditions as may be acceptable to the Lender in Lender's discretion; or (vii) exercise any of the Lender's rights conferred by the Loan Documents or by law.
(i)    If at any time all or any part of any payment theretofore applied by the Lender to any of the Obligations is or must be rescinded or returned by the Lender for any reason whatsoever (including, without limitation the insolvency, bankruptcy or reorganization of any of the Persons comprising the Borrower), such Obligations, for purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, shall be deemed to have never been performed.
(j)    To the extent not prohibited by law, until the Obligations have been paid and performed in full and Lender has no further obligation to extend credit to any Borrower under the Loan Documents, each Person comprising the Borrower shall have no right of subrogation with respect to the Obligations or any rights of indemnification, reimbursement or contribution from any other Person comprising the Borrower or from any surety with respect to the Obligations regardless of any payment made by such Person with respect to the Obligations of the other Persons comprising the Borrower; and such Person hereby unconditionally waives any such right of subrogation, indemnification, reimbursement or contribution for such period.
(k)    Each Borrower agrees that they shall not have or assert any such rights against one another or their respective successors and assigns or any other party (including any surety), either directly or as an attempted set off to any action commenced against the other Persons comprising the Borrower or any other Person. Each of the Persons comprising the Borrower hereby acknowledges and agrees that this waiver is intended to benefit the other Persons comprising the Borrower and shall not limit or otherwise affect any of such Persons liabilities under any Loan Document, or the enforceability hereof or thereof.
(l)    The obligations of the Persons comprising the Borrower in this Agreement are joint and several.
Section 8.15    Patriot Act; Due Diligence. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, Lender shall have the right to periodically conduct due diligence on Borrower, its senior management and key principals and legal and beneficial owners Borrower agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs, charges and expenses for any such due diligence by Lender shall constitute costs, charges and expenses payable hereunder by Borrower.
Section 8.16    Effect of Agreement. This Agreement shall become effective only upon the satisfaction of all of the conditions contained within Section 4.3 hereof. At such time as this Agreement becomes effective, it shall in all respects supersede the Third Amended and Restated Credit Agreement, and all Advances (past, present and future) made by the Lender to the Borrower shall in all respects be governed by this Agreement. Until such time as all of the conditions contained in Section 4.3 have been fully satisfied, this Agreement shall be of no force and effect, and all Advances (past, present and future) made by the Lender to the Borrower shall in all respects be governed by the Third Amended and Restated Credit Agreement.
Section 8.17    No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Third Amended and Restated Credit Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Third Amended and Restated Credit Agreement, the other Loan Documents or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Borrower or any Guarantor from any of its obligations or liabilities under the Third Amended and Restated Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith. Borrower hereby (a) confirms and agrees that each Loan Document to which it is a party that is not being amended and restated concurrently herewith is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof, all references in any such Loan Document to “the Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Third Amended and Restated Credit Agreement shall mean the Third Amended and Restated Credit Agreement as amended and restated by this Agreement; and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Lender or the Bank Product Providers or to grant to Lender or the Bank Product Providers a security interest in or lien on, any collateral as security for all or any portion of any of the Obligations of Borrower from time to time existing in respect of the Third Amended and Restated Credit Agreement or the Loan Document, such pledge or assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects with respect to this Agreement and the Loan Documents.
Section 8.18    Release. Borrower and Guarantor hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower and Guarantor have had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
Section 8.19    Release of Immaterial Subsidiaries. Lender hereby acknowledges and agrees for the avoidance of doubt that each Immaterial Subsidiary is hereby released from any obligations it may have had as a Borrower or Guarantor under the Third Amended and Restated Credit Agreement or any predecessor credit agreement with the Lender and any liens or security interests granted by such Immaterial Subsidiaries on their assets in connection with the Third Amended and Restated Credit Agreement or any predecessor credit agreement with the Lender are hereby terminated and discharged.
THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
[See Separate Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

For Each Person Comprising the Borrower c/o DBM Global Inc. 3020 E. Camelback Rd., Ste. 100 Phoenix, Arizona 85016 Telecopier: 602-452-4465 Attention: Michael R. Hill e-mail: mike.hill@schuff.com
DBM GLOBAL INC., a Delaware corporation, formerly known as Schuff International, Inc.
By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Vice President and Chief Financial Officer

SCHUFF STEEL COMPANY,
a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Vice President and Chief Financial Officer

SCHUFF STEEL – ATLANTIC, LLC., a Florida limited liability company
By: Schuff Steel Company, a Delaware corporation Its Managing Member

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT
AND SECURITY AGREEMENT]

AITKEN MANUFACTURING INC., a
Delaware corporation, formerly known as Schuff Steel – Gulf Coast, Inc.

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Vice President

ON-TIME STEEL MANAGEMENT
HOLDING, INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Vice President and Chief Financial Officer

DBM GLOBAL-NORTH AMERICA INC., a Delaware corporation, formerly known as Schuff Holding Co.

By: /s/Michael R. Hill
Name: Michael R. Hill
Title: President

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT
AND SECURITY AGREEMENT]

SCHUFF STEEL MANAGEMENT COMPANY – SOUTHWEST, INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Vice President and Chief Financial Officer

SCHUFF PREMIER SERVICES LLC, a
Delaware limited liability company

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Manager

DBM GLOBAL HOLDINGS INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Vice President and Chief Financial Officer

PDC SERVICES (USA) INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: Vice President and Chief Financial Officer

CB-HORN HOLDINGS, INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: President

GRAYWOLF INDUSTRIAL, INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: President

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT
AND SECURITY AGREEMENT]

TITAN CONTRACTING & LEASING COMPANY, INC., a Kentucky corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: President

TITAN FABRICATORS, INC., a Kentucky corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: President

MIDWEST ENVIRONMENTAL, INC., a Kentucky corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: President

MILCO NATIONAL CONSTRUCTORS, INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: President

M. INDUSTRIAL MECHANICAL, INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: President

INCO SERVICES, INC., a Delaware corporation

By: /s/Michael R. Hill
Name: Michael R. Hill
Its: President

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT
AND SECURITY AGREEMENT]

Wells Fargo Bank, National Association MAC S4101-158 100 West Washington Street, 15th Floor Phoenix, AZ 85003 Telecopier: 602-378-6215 Attention: Amber Vestal e-mail: amber.vestal@wellsfargo.com	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/Amber Vestal Name: Amber Vestal Its: Authorized Signatory

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT
AND SECURITY AGREEMENT]

TABLE OF EXHIBITS AND SCHEDULES

Exhibit B	Compliance Certificate

Exhibit C	Premises

Schedule 1.1	List of Persons Comprising Borrower

Schedule 1.2	List of Persons Comprising of DBM Entities and Graywolf Entities

Schedule 1.3	Consolidated EBITDA

Schedule 3.6	Name, Address, Federal Employee identification Number and Organizational Numbers of Debtors

Schedule 5.1	Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.4	Subsidiaries

Schedule 5.8	Capitalization and Organizational Chart

Schedule 5.11	Intellectual Property Disclosures

Schedule 6.3	Permitted Liens

Schedule 6.4	Indebtedness

Schedule 6.5	Guaranties

Schedule 6.27	Transactions with Affiliates

Schedule 7	Commercial Tort Claims

Schedule 8	Real Estate Collateral

Exhibit B to Fourth Amended and Restated Credit and Security Agreement

COMPLIANCE CERTIFICATE
To:    ________________________________
Wells Fargo Bank, National Association
Date:    _________________, 20__
Subject:     ________________________
Financial Statements
In accordance with our Fourth Amended and Restated Credit and Security Agreement dated as of November 30, 2018, as amended from time to time (the "Credit Agreement”), attached are the financial statements of DBM Global Inc. and its Subsidiaries as of and for _________________, 20___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.
I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.
Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.
☐
The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.8(b) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period to be effective as of any date permitted under the Agreement.

Financial Covenants. I further certify to the Lender as follows:(Check one):

☐	The Reporting Date marks the end of one of the Borrower's fiscal months, but not the end of a fiscal quarter or fiscal year; hence I am completing all items below except items __ and __.
☐	The Reporting Date marks the end of one of the Borrower's fiscal quarters but not the end of a fiscal year, hence I am completing all items below except items ___ and ___.
☐	The Reporting Date marks the end of the Borrower’s fiscal year, hence I am completing all paragraphs below all items below.

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I further certify to the Lender as follows:
1.Section 6.2(a) – Fixed Charge Coverage Ratio.

Quarter Ending	Minimum Required Fixed Charge Coverage Ratio	Actual

2.Section 6.2(b) – Senior Leverage Ratio

Quarter Ending	Maximum Permitted Ratio	Actual

3.[Intentionally Deleted]

4.[Intentionally Deleted]

5.	Section 6.2(e) – Minimum Monthly Stop Loss

Month	Maximum Permitted Net Loss	Actual
Any single month	$600,000.00
Any two consecutive months	$1,000,000.00

6.Distributions. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.7 of the Credit Agreement concerning dividends distributions, purchases, retirements and redemptions.
7.[Intentionally Deleted]
8.Transactions With Affiliates. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.27 of the Credit Agreement concerning transactions with Affiliates.

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Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

_________________________________________
Chief Financial Officer of DBM Global Inc. and authorized agent of the other Persons comprising the Borrower

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55

Exhibit C to Fourth Amended and Restated Credit and Security Agreement

PREMISES
The Premises referred to in the Credit and Security Agreement are described as follows:

Company	Location	Leasehold or Fee	Lessor	Lease Terms
GrayWolf Industrial, Inc.	3029 S. Suncoast Blvd, Homosassa, FL 34448	Owned
	1115 Industrial Drive, Owensboro, KY 42303	Owned
	280 Ellis Smeathers Ferry Road, Owensboro, KY 42303	Owned
	2205 Ragu Drive Owensboro, KY 42303	Owned
	920 Wing Avenue, Owensboro, KY 42303	Owned
Midwest Environmental, Inc.	30 Mansell Court, Suite 215, Roswell, GA	Leased	G&C Manswell Investors, LLC	36 months expiring 4/1/2019
Titan Contracting & Leasing Company, Inc.	11800 Fairmont Pkwy, LaPorte, TX 77571	Leased	Vigavi Realty, LLC	61 months expiring 12/2/2020
	1811 E Ramseyer Rd, Edinburg, TX 78542	Leased	Javier Cantu	Month-to-Month with no expiration
INCO SERVICES, INC.	3550 Francis Circle, Alpharetta, GA 30004	Leased	Green River Investments, LLC c/o Doug Davis	Monthly payment $6,825.00, lease maturity 7/2/2021, lease term 60 months
	37 Artley Road, Savannah, GA 31408	Leased	Green River Investments, LLC c/o Doug Davis	Monthly payment $5,513.00, lease maturity 7/2/2021, lease term 60 months
	30333 County Road 49, Loxley, AL 36551	Leased	Green River Investments, LLC c/o Doug Davis	Monthly payment $4,988.00, lease maturity 7/2/2021, lease term 60 months
Milco National Constructors, Inc.	3930B Cherry Avenue, Long Beach, CA 90807	Leased	Arthur L Tighe and Edity S Tighe as Trustees of the Tighe Family Trust	Monthly payment $9,500.00, lease maturity 9/30/2021, lease term 60 months

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Company	Location	Leasehold or Fee	Lessor	Lease Terms
Schuff Steel Company	3020 E Camelback Rd Ste 100 Phoenix, AZ 85016	Leased	Lessor- WAM 3020 Limited Partnership	144 months (exp. 12/31/2022)
	12278 S Lone Peak Pkwy Ste 105 & 106 Draper, UT 84020	Leased	Lessor- Spectrum Solutions, LLC	27 months (exp. 7/31/2019)
	9174 Sky Park Ct. Ste 200 San Diego, CA 92123	Leased	Lessor- Government Properties Income Trust, LLC	87 months (exp. 7/31/2024)
	6701 W 64th St Ste 200 Overland Park, KS 66202	Leased	Lessor- Cloverleaf 5 Building, LLC	180 months (exp. 10/30/2021)
	1401 Dove St, Ste 530 Newport Beach, CA 92660	Leased	Lessor- Palm Springs Village-309, LLC	63 months (exp. 9/30/2021)
	7901 Stoneridge Dr., Ste 211 Pleasanton, CA 94588	Leased	Lessor- ECI Four 7901 Stoneridge, LLC	60 months (exp. 8/31/2021)
	6650 Sugarloaf Way Ste 800 Duluth, GA 30097	Leased	Lessor- DR 6650, LLC	66 months (exp. 2/28/2020)
	4949 SW Macadam St, 2nd Floor Box 9 Portland, OR 97239	Leased	Lessor- Urban Office Place	Month-to-month
	3003 N. Central Ave, Ste 700 Phoenix, AZ 85012	Leased	Lessor- Colfin Phx Tower, LLC	64 months (exp. 7/31/2022)
	10100 Trinity Pkwy, Ste 400 Stockton, CA 85219	Leased	Lessor- A.G. Spanos Professional Office Center, LLC	76 months (not yet commenced)
	Lindon Tech Center Lindon, UT	Leased-pending;	Lessor- WICP West Lindon 3 LLC	72 months (not yet commenced)
	1920 Ledo Rd Albany, GA 31707	Owned
	1705 West Battaglia Drive Eloy, AZ 85131	Owned
	5055 North Ken Morey Dr., Flagstaff, AZ 86015	Owned
	14500 Smith Rd Humble, TX 77396	Owned
	2001 N. Davis Rd Ottawa, KS 66067	Owned
	420 S. 19th Ave. Phoenix, AZ 85009	Owned
	2324 Navy Dr Stockton, CA 95206	Owned
	325 S Geneva Rd Lindon, UT 84042	Owned
	1345 Hall Spencer Rd Rock Hill, SC 29730	Owned
DBM Global Inc.	889 Carnarvon St, New Westminster British Columbia, V3M1G2 Canada	Leased	Lessor- 450617 B.C. Ltd	120 months (exp. 7/18/2022)

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Company	Location	Leasehold or Fee	Lessor	Lease Terms
DBM Global Inc.	1841 W Buchanan Phoenix, AZ 85009	Owned, but held for sale
Aitken Manufacturing Inc.	4920 Airline Dr., Houston, TX 77022	Owned
Schuff Steel Management Company – Southwest, Inc.	4320 E Presidio St, Ste 111 Mesa, AZ 85215	Owned

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DISCLOSURE SCHEDULE OF BORROWER
This Disclosure Schedule ("Disclosure Schedule") is being delivered by DBM Global Inc., a Delaware corporation ("DBM Global" or “DBM”), and the other persons listed in Schedule 1.1 (collectively, together with DBM Global, collectively, jointly and severally, the "Borrower") to the Loan Agreement (as hereinafter defined), in connection with the Fourth Amended and Restated Credit and Security Agreement of even date herewith, executed by and among the Borrower and Wells Fargo Bank, National Association (the "Lender") (with all of the exhibits appended thereto, the "Loan Agreement"). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Loan Agreement. The representations and warranties of the Borrower set forth in the Loan Agreement are hereby excepted to the extent set forth hereafter.
Headings have been inserted for convenience of reference only and shall in no way have the effect of amending or changing the express description of the corresponding paragraphs as set forth in the Loan Agreement. The Schedule numbers in this Disclosure Schedule correspond to the section numbers in the Loan Agreement which are modified by the disclosures; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Loan Agreement where such disclosure would be readily apparent. Furthermore, this Disclosure Schedule does not purport to disclose any agreements, contracts or instruments that may be entered into pursuant to the terms of the Loan Agreement.

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Schedule 1.1

1.	DBM Global Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Aitken Manufacturing Inc., a Delaware corporation

5.	On-Time Steel Management Holding, Inc., a Delaware corporation

6.	DBM Global-North America Inc., a Delaware corporation

7.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

8.	Schuff Premier Services LLC, a Delaware limited liability company

9.	DBM Global Holdings Inc., a Delaware corporation

10.	PDC Services (USA) Inc., a Delaware corporation

11.	CB-HORN HOLDINGS, INC., a Delaware corporation

12.	GrayWolf Industrial, Inc., a Delaware corporation

13.	Titan Contracting & Leasing Company, Inc., a Kentucky corporation

14.	Titan Fabricators, Inc., a Kentucky corporation

15.	MIDWEST ENVIRONMENTAL, INC., a Kentucky corporation

16.	Milco National Constructors, Inc., a Delaware corporation

17.	M. Industrial Mechanical, Inc., a Delaware corporation

18.	INCO SERVICES, INC., a Georgia corporation

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Schedule 1.2(a) – DBM Entities

1.	DBM Global Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Aitken Manufacturing Inc., a Delaware corporation

5.	On-Time Steel Management Holding, Inc., a Delaware corporation

6.	DBM Global-North America Inc., a Delaware corporation

7.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

8.	Schuff Premier Services LLC, a Delaware limited liability company

9.	DBM Global Holdings Inc., a Delaware corporation

10.	PDC Services (USA) Inc., a Delaware corporation

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Schedule 1.2(b) – Graywolf Entities

1.	CB-HORN HOLDINGS, INC., a Delaware corporation

2.	GrayWolf Industrial, Inc., a Delaware corporation

3.	Titan Contracting & Leasing Company, Inc., a Kentucky corporation

4.	Titan Fabricators, Inc., a Kentucky corporation

5.	MIDWEST ENVIRONMENTAL, INC., a Kentucky corporation

6.	Milco National Constructors, Inc., a Delaware corporation

7.	M. Industrial Mechanical, Inc., a Delaware corporation

8.	INCO SERVICES, INC., a Georgia corporation

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Schedule 1.3 –Consolidated EBITDA
(a)
Historical Consolidated EBITDA

Fiscal Period	Consolidated EBITDA
October 2017	$4,935,307
November 2017	$3,944,097
December 2017	$6,230,682
January 2018	$3,115,894
February 2018	$3,988,289
March 2018	$2,882,836
April 2018	$2,988,303
May 2018	$4,706,863
June 2018	$7,904,222
July 2018	$2,359,922
August 2018	$4,515,877
September 2018	$9,096,614

(b)
Graywolf Acquisition Pro Forma EBITDA

Fiscal Period	Graywolf Acquisition Pro Forma EBITDA
October 2017	$ 2,438,438
November 2017	$ 2,576,503
December 2017	$ 832,354
January 2018	$ 602,377
February 2018	$ 1,819,034
March 2018	$ 1,036,440
April 2018	$ 2,355,934
May 2018	$ 2,421,886
June 2018	$ 1,914,803
July 2018	$ 1,641,822
August 2018	$ 1,669,044
September 2018	$ 2,302,612

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Schedule 3.6

1.	DBM Global, Inc., a Delaware corporation
3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 86-1033353
Organizational Identification Number: 3399749

2.	Schuff Steel Company, a Delaware corporation
3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 86-0318760
Organizational Identification Number: 2748115

3.	Schuff Steel - Atlantic, LLC, a Florida limited liability company
3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 59-0900504
Organizational Identification Number: 235785

4.	Aitken Manufacturing, Inc., a Delaware corporation
3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 76-0114030
Organizational Identification Number: 3612848

5.	On-Time Steel Management Holding, Inc., a Delaware corporation
3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 71-0907546
Organizational Identification Number: 3545161

6.	DBM Global North America Inc., a Delaware corporation 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016 Federal Employer Identification Number: 45-4483357 Organizational identification Number. 5086475

7.	Schuff Steel Management Company - Southwest, Inc. a Delaware corporation
3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 86-1034262
Organizational Identification Number: 3409718

8.	Schuff Premier Services LLC, a Delaware limited liability company
3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 36-4752531
Organizational Identification Number 5281681

9.	DBM Global Holdings Inc., a Delaware corporation
3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 38-4012835
Organizational Identification Number: 6132837

10.	PDC Services (USA) Inc., a Delaware corporation

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3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Federal Employer Identification Number: 38-4012835
Organizational Identification Number: 6132837

11.	CB-Horn Holdings, Inc., a Delaware corporation
920 Wing Avenue, Owensboro, KY 42303
Federal Employer Identification Number: 61-1528270
Organizational Identification Number: 4339737

12.	GrayWolf Industrial, Inc., a Delaware corporation
920 Wing Avenue, Owensboro, KY 42303
Federal Employer Identification Number: 26-0446965
Organizational Identification Number: 4380303

13.	Titan Contracting & Leasing Company, Inc., a Kentucky corporation
920 Wing Avenue, Owensboro, KY 42303
Federal Employer Identification Number: 61-0939932
Organizational Identification Number: 208444/0150264

14.	Titan Fabricators, Inc., a Kentucky corporation
920 Wing Avenue, Owensboro, KY 42303
Federal Employer Identification Number: 61-1078649
Organizational Identification Number: 208442/02023566

15.	Midwest Environmental, Inc., a Kentucky corporation
920 Wing Avenue, Owensboro, KY 42303
Federal Employer Identification Number: 61-0998650
Organizational Identification Number: 208443/0162948

16.	Milco National Constructors, Inc., a Delaware corporation
920 Wing Avenue, Owensboro, KY 42303
Federal Employer Identification Number: 35-2361907
Organizational Identification Number: 4635284

17.	M. Industrial Mechanical, Inc., a Delaware corporation
920 Wing Avenue, Owensboro, KY 42303
Federal Employer Identification Number: 90-0454695
Organizational Identification Number: 4635282

18.	Inco Services, Inc., a Georgia corporation
920 Wing Avenue, Owensboro, KY 42303
Federal Employer Identification Number: 58-1630221
Organizational Identification Number: 16267350

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Schedule 5.1

1.	DBM Global, Inc., a Delaware corporation
Prior names: Schuff International, Inc.
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Other Locations: None

2.	Schuff Steel Company, a Delaware corporation
Prior names: None
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 3003 N, Central Ave, Suite 700, Phoenix, AZ 85012
Other Locations:
    420 S. 19th Ave, Phoenix, AZ 85009
    5055 Ken Morey Drive, Bellemont, AZ 86015;
    2001 N. Davis Road, Ottawa, KS 66067;
    1705 W Battaglia Road, Eloy, AZ 85231;
    2324 Navy Drive, Stockton, CA 95206;
    14500 Smith Road, Humble, TX 77396;
    1345 Hall Spencer Rd, Rock Hill, SC 29730
    1920 Ledo Road, Albany, GA 31707
325 S Geneva Rd, Lindon, UT 84042
6650 Sugarloaf Way Ste 800, Duluth, GA 30097
1401 Dove St Ste 530, Newport Beach, CA 92660
6701 W 64th St Ste 200, Overland Park, KS 66202
7901 Stoneridge Dr Ste 211, Pleasanton, CA 94588
4949 SW Macadam St 2nd FL Box 9, Portland, OR 97239
12278 S Lone Peak Pkwy Ste 105/6, Draper, UT 84020
9174 Sky Park Crt Ste 200, San Diego, CA 92123
714 W Olympic Blvd Ste 720-22, Los Angeles, CA 90015
10100 Trinity Pkwy #400, Stockton, CA 95219

3.	Schuff Steel - Atlantic, LLC, a Florida limited liability company
Prior names: Schuff Steel – Atlantic, Inc.; Addison Steel, Inc.; Mid-Florida Steel Corp.
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Other Locations: None

4.	Aitken Manufacturing, Inc., a Delaware corporation
Prior names: Schuff Steel - Gulf Coast, Inc.; Six Industries, Inc.
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 4920 Airline Drive, Houston, TX 77022
Other Locations: None

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5.	On-Time Steel Management Holding, Inc., a Delaware corporation
Prior names: None
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Other Locations: None

6.	DBM Global North America Inc., a Delaware corporation
Prior names: Schuff Holding Co.
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Other Locations: None

7.	Schuff Steel Management Company - Southwest, Inc. a Delaware corporation
Prior names: On-Time Steel Management Company - Southwest, Inc.
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 4320 E. Presidio Street, Suite 111, Mesa, AZ 85215
Other Locations: None

8.	Schuff Premier Services LLC, a Delaware limited liability company
Prior names: None
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Other Locations: None

9.	DBM Global Holdings Inc., a Delaware corporation
Prior names: Schuff Foreign-1 Co.
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Other Locations: None

10.	PDC Services (USA) Inc., a Delaware corporation
Prior names: Schuff USA-1 Co
Chief Executive Office: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Principal Place of Business: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Other Locations: None

11.	CB-Horn Holdings, Inc., a Delaware corporation

Prior names: DBM Merger Sub, Inc.
Chief Executive Office: 920 Wing Avenue, Owensboro, KY 42303
Principal Place of Business: 920 Wing Avenue, Owensboro, KY 42303
Other Locations: None

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12.	GrayWolf Industrial, Inc., a Delaware corporation

Prior names: Horn Intermediate Holdings, Inc.; Horn Industrial Services
Chief Executive Office: 920 Wing Avenue, Owensboro, KY 42303
Principal Place of Business: 920 Wing Avenue, Owensboro, KY 42303
Other Locations: None

13.	Titan Contracting & Leasing Company, Inc., a Kentucky corporation

Prior names: National Steel Erection, Inc.
Chief Executive Office: 920 Wing Avenue, Owensboro, KY 42303
Principal Place of Business: 2205 Ragu Drive, Owensboro, KY 42303
Other Locations: 11800 W Fairmont Pkwy, LaPorte, TX 77571
3029 S Suncoast Blvd, Homosassa, FL 34448

14.	Titan Fabricators, Inc. a Kentucky corporation

Prior names: Vilcan Constructors, Inc.
Chief Executive Office: 920 Wing Avenue, Owensboro, KY 42303
Principal Place of Business: 3020 E. Camelback Rd, Ste 100, Phoenix, AZ 85016
Other Locations: None

15.	Midwest Environmental, Inc., a Kentucky corporation

Prior names: Midwest Consulting
Chief Executive Office: 920 Wing Avenue, Owensboro, KY 42303
Principal Place of Business: 280 Ellis Smeathers Ferry Road, Owensboro, KY 42303
Other Locations: None

16.	Milco National Constructors, Inc., a Delaware corporation

Prior names: National Steel Erection, Inc.; Milco Constructors, Inc.; Milco National, Inc.; Miller, Griffin & Miller, Inc.
Chief Executive Office: 920 Wing Avenue, Owensboro, KY 42303
Principal Place of Business: 3930B Cherry Avenue, Long Beach, CA 90807
Other Locations: 1115 Industrial Drive, Owensboro, KY 42301

17.	M. Industrial Mechanical, Inc., a Delaware corporation

Prior names: None
Chief Executive Office: 920 Wing Avenue, Owensboro, KY 42303
Principal Place of Business: 3930B Cherry Avenue, Long Beach, CA 90807
Other Locations: None

18.	Inco Services, Inc., a Georgia corporation

Prior names: None

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Chief Executive Office: 920 Wing Avenue, Owensboro, KY 42303
Principal Place of Business: 3550 Francis Circle, Alpharetta, GA 30004
Other Locations:    37 Artley Road, Savannah, GA 31408
30333 County Road 49, Loxley, AL 36551

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Schedule 5.4
Subsidiaries of DBM Global Inc. are:

•	DBM Global-North America, Inc.

-	DBM Global Holdings Inc.

-	Schuff Premier Services LLC

-	CB-Horn Holdings, Inc.
Subsidiaries of DBM Global-North America, Inc. are:

-	On-Time Steel Management Holding, Inc.

-	Schuff Steel Company

-	Aitken Manufacturing Inc.

-	Addison Structural Services, Inc.

-	PDC Services (USA) Inc.

-	BDS Steel Detailers (USA) Inc.

-	Schuff Steel Company - Panama, S de RL

Subsidiaries of DBM Global Holdings Inc. are:

-	DBM Vircon Services LTD

-	DBMG International PTE LTD

-	BDS Steel Detailers (UK) LTD
Subsidiaries of Schuff Steel Company are:

-	Schuff Steel - Atlantic, LLC
Subsidiaries of On-Time Steel Management Holding, Inc. are:

-	Schuff Steel Management Company - Southwest, Inc.

-	Schuff Steel Management Company - Colorado, LLC

-	Schuff Steel Management Company - Southeast, LLC
Subsidiaries of CB-Horn Holdings, Inc. are:

-	GrayWolf Industrial, Inc.

Subsidiaries of GrayWolf Industrial, Inc. are:

-	Titan Contracting & Leasing Company, Inc.

-	Titan Fabricators, Inc.

-	Midwest Environmental, Inc.

-	Milco National Constructors, Inc

-	M. Industrial, Inc.

-	Inco Services, Inc.

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Schedule 5.8
(a)

Record Owner	Subsidiary	Jurisdiction of Issuer	Certificate No.	No. and Class Shares/Interest
DBM Global Inc. (f/k/a Schuff International, Inc.)	DBM Global – North America Inc. (f/k/a Schuff Holding Co.)	Delaware	2	100 Common
	Schuff Premier Services LLC	Delaware	Not Certificated	100% of membership interests
	DBM Global Holdings Inc.	Delaware	C-01, C-02, C-03	300 Common
	CB-HORN HOLDINGS, INC.	Delaware	1	1,000 Common
DBM Global – North America Inc. (f/k/a Schuff Holding Co.)	On-Time Steel Management Holding, Inc.	Delaware	3	100 Common
	Schuff Steel Company	Delaware	3	100 Common
	Aitken Manufacturing Inc. (f/k/a Schuff Steel – Gulf Coast, Inc.)	Delaware	6	8,000 Common
	Addison Structural Services, Inc.	Florida	3	1 Common
	Schuff Steel Company Panama, S. de R.L.	Panama	3, 4	99% of quotas
	BDS Steel Detailers (USA) Inc.	Arizona	C-1	100 Common
	PDC Services (USA) Inc.	Delaware	1	100 Common
DBM Global Holdings Inc.	DBM Vircon Services LTD	British Columbia, Canada	C1	101 Common
	DBMG International PTE. LTD.	Singapore	5	29,270,185
	BDS Steel Detailers (UK) Ltd	United Kingdom	4	1 Ordinary
DBMG International PTE LTD	DBMG Singapore PTE LTD	Singapore	5	29,270,185
DBMG Singapore PTE LTD	DBM Vircon (Australia) Pty Ltd	Australia	1,2,3,4,5,6	64,991,049
	PDC Asia Pacific Inc.	Philippines	Book Entry	30,000
	BDS Vircon Co. LTD	Thailand	1	39,994
	BDS Vircon Private Limited	India	1	9,999
DBM Vircon (Australia) Pty Ltd	PDC Operations (Australia) Pty Ltd	Australia	1, 2, 3	42,597,745
	BDS Global Detailing Pty Ltd	Australia	74	62,536,330
BDS Global Detailing Pty Ltd	BDS Steel Detailers (Australia) Pty Ltd	Australia	x	12,200,001
	BDS Steel Detailers (NZ) Ltd	New Zealand	Book Entry	100
On-Time Steel Management Holding, Inc.	Schuff Steel Management Company - Southwest, Inc.	Delaware	3	100 Common
	Schuff Steel Management Company - Colorado LLC (no active operations)	Delaware	Not Certificated	100% of membership interests
	Schuff Steel Management Company - Southeast LLC (no active operations)	Delaware	Not Certificated	95% of membership interests

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Record Owner	Subsidiary	Jurisdiction of Issuer	Certificate No.	No. and Class Shares/Interest
Schuff Steel Company	Schuff Steel - Atlantic, LLC	Florida	Not Certificated	100% of membership interests
	SSRW JV LLC (Job-specific entity)	Delaware	Not Certificated	50% of membership interests
	Schuff Steel Company - Panama, S. de R.L.	Panama	2	1% of quotas
Addison Structural Services, Inc.	Quincy Joist Company (no active operations)	Delaware	2	1,000 Common
CB-HORN ACQUISITION CORP. (n/k/a/ CB-HORN HOLDINGS, INC.)	Horn Intermediate Holdings, Inc. (n/k/a Graywolf Industrial, Inc.)	Delaware	1	100 Common
Graywolf Industrial, Inc. (f/k/a Horn Intermediate Holdings, Inc.)	Titan Contracting & Leasing Company, Inc.	Kentucky	4	600 Common
	Titan Fabricators, Inc.	Kentucky	6	1,000 Common
	MIDWEST ENVIRONMENTAL, INC.	Kentucky	3	1,000 Common
	INCO SERVICES, INC.	Georgia	19	2,300 Common
	Milco National Constructors, Inc. (f/k/a/ Milco Constructors, Inc.)	Delaware	1	100 Common
	M. Industrial Mechanical, Inc.	Delaware	1	100 Common

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(b)

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Schedule 5.11
Patents

OWNER NAME	NAME/TITLE	SERIAL/REGISTRATION	FILING DATE
DBM Global Inc.	Systems and Methods for Fabrication and Use of Brace Designs for Braced Frames	9,631,357	Apr 25, 2017

In February 2017 the Board of Directors of DBM Global Inc. authorized the purchase of intellectual property assets relating to the Allen Buckling Retrained Brace used within the structure of a building to provide stability against cyclical lateral loading. The U.S. Patent No. 9,631,357 issued April 25, 2017 to Allen BRB, LLC entitled Systems and Methods for Fabrication and Use of Brace Designs for Braced Frames was transferred to DBM Global Inc. DBM Global Inc. filed related patent application 16/145,719 was filed on 09/28/2018 and is not yet published.

Trademarks/Tradenames

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OWNER NAME	NAME/TITLE	DESCRIPTION OF IP	SERIAL/REGISTRATION	FILING DATE
DBM Global Inc.	SCHUFF INTERNATIONAL®	U.S. Service Mark	Reg. No: 5,090,141 Intl Classes: 37, 40, 42	Nov 29, 2016
DBM Global Inc.	®	U.S. Service Mark	Reg. No: 5,090,143 Intl Classes: 37, 40, 42	Nov 29, 2016
DBM Global Inc.	SCHUFF UNIVERSITY®	U.S. Service Mark	Reg. No: 5,043,168 Intl Classes: 41	Sept 13, 2016
DBM Global Inc.	®	U.S. Service Mark	Reg. No: 5,090,144 Intl Classes: 41	Nov 29, 2016
DBM Global Inc.	SCHUFF STEEL®	U.S. Service Mark	Reg. No: 5,094,572 Intl Classes: 37, 40, 42	Dec 6, 2016
DBM Global Inc.	®	U.S. Service Mark	Reg. No: 5,090,140 Intl Classes: 37, 40, 42	Nov 29, 2016
Schuff Steel Management Company-Southwest, Inc.	ON-TIME STEEL MANAGEMENT - SOUTHWEST	AZ Trade Name	Filing No: 555827	Jul 17, 2002

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Schedule 6.3

Debtor	Secured Party	Collateral	Scan Date	State	Jurisdiction	Original File Date & #	Related Filings
Schuff Steel Company	General Electric Credit Corporation of Tennessee	Leased equipment	9/28/2018	DE	Department of State: Division Of Corporations	1/14/2014 #2014 0164269
Schuff Steel Company	Canon Financial Services, Inc.	Specific equipment	9/28/2018	DE	Department of State: Division Of Corporations	5/16/2014 #2014 1940527
Schuff Steel Company	HYG Financial Services, Inc.	Leased equipment	9/28/2018	DE	Department of State: Division Of Corporations	5/6/2016 #2016 2717625
Schuff Steel Company	HYG Financial Services, Inc.	Leased equipment	9/28/2018	DE	Department of State: Division Of Corporations	5/18/2016 #2016 2967048

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Schedule 6.4
NONE

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Schedule 6.5
NONE

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Schedule 6.27
DBM Global has a tax-sharing agreement with its parent company, HC2 Holdings, Inc. (“HC2”) in which DBM Global has agreed to pay HC2 for its separate tax liability (as defined in the agreement) when requested by HC2 or no later than the due date of any estimated tax payment. At December 31, 2017, DBM Global had funded its estimated separate tax liability through the third quarter of 2018 upon the request of HC2.
DBM Global will enter into a Series A Securities Purchase Agreement by and among DBM Global Intermediate Holdco Inc. and DBM Global Inc. dated November 30, 2018 for $40,000,000.

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Schedule 7
NONE

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Schedule 8

1.	3029 S. Suncoast Blvd, Homosassa, FL 34448
2.	1115 Industrial Drive, Owensboro, KY 42303
3.	280 Ellis Smeathers Ferry Road, Owensboro, KY 42303
4.	2205 Ragu Drive Owensboro, KY 42303
5.	920 Wing Avenue, Owensboro, KY 42303
6.	1920 Ledo Rd Albany, GA 31707
7.	1705 West Battaglia Drive Eloy, AZ 85131
8.	5055 North Ken Morey Dr., Flagstaff, AZ 86015
9.	14500 Smith Rd Humble, TX 77396
10.	2001 N. Davis Rd Ottawa, KS 66067
11.	420 S. 19th Ave. Phoenix, AZ 85009
12.	2324 Navy Dr Stockton, CA 95206
13.	325 S Geneva Rd Lindon, UT 84042
14.	1345 Hall Spencer Rd Rock Hill, SC 29730
15.	1841 W Buchanan Phoenix, AZ 85009
16.	4920 Airline Dr., Houston, TX 77022
17.	4320 E Presidio St, Ste 111 Mesa, AZ 85215

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